Exhibit 10.1

ONESTREAM SOFTWARE LLC

SIXTH AMENDED AND RESTATED

OPERATING AGREEMENT

Dated as of July 23, 2024

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS SIXTH AMENDED AND RESTATED OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

TABLE OF CONTENTS

		Page
Article I. DEFINITIONS		2
Article II. ORGANIZATIONAL MATTERS		16
Section 2.01	Organization	15
Section 2.02	Amended and Restated Operating Agreement	15
Section 2.03	Name	16
Section 2.04	Purpose; Powers	16
Section 2.05	Principal Office; Registered Office	16
Section 2.06	Term	16
Section 2.07	No State-Law Partnership	17
Section 2.08	Liability	17
Article III. MEMBERS; UNITS; CAPITALIZATION		17
Section 3.01	Members	17
Section 3.02	Units	18
Section 3.03	Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units	18
Section 3.04	Authorization and Issuance of Additional Units	19
Section 3.05	Repurchase or Redemption of Shares of Class A Common Stock or Class D Common Stock; Other Redemptions or Repurchases	21
Section 3.06	Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units	22
Section 3.07	Negative Capital Accounts	22
Section 3.08	No Withdrawal	22
Section 3.09	Loans From Members	23
Section 3.10	Corporate Stock Option Plans and Equity Plans	23
Section 3.11	Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan	25
Article IV. DISTRIBUTIONS		25
Section 4.01	Distributions	25
Article V. CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS		29
Section 5.01	Capital Accounts	29
Section 5.02	Allocations	30
Section 5.03	Regulatory Allocations	30
Section 5.04	Final Allocations	31
Section 5.05	Tax Allocations	32
Section 5.06	Indemnification and Reimbursement for Payments on Behalf of a Member	33

iii

iv

Section 15.17	Descriptive Headings; Interpretation	68
Section 15.18	Approval of Agreement	69

Schedules

SCHEDULE 1 - Schedule of Pre-IPO Members

SCHEDULE 2 - Schedule of Members

Exhibits

Exhibit A - Form of Joinder Agreement

Exhibit B-1 - Form of Agreement and Consent of Spouse

Exhibit B-2 - Form of Spouse’s Confirmation of Separate Property

v

ONESTREAM SOFTWARE LLC

SIXTH AMENDED AND RESTATED
OPERATING AGREEMENT

This SIXTH AMENDED AND RESTATED OPERATING AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) of OneStream Software LLC, a Delaware limited liability company (the “Company”), dated as of July 23, 2024 (the “Effective Date”), is entered into by and among the Company, OneStream, Inc., a Delaware corporation (the “Corporation”), as the sole Manager (as defined herein) of the Company, and each of the other Members (as defined herein).

RECITALS

WHEREAS, unless the context otherwise requires, capitalized terms used herein have the respective meaning ascribed to them in Article I;

WHEREAS, the Company was initially formed on November 15, 2012, under the name OneStream LLC as a limited liability company under the Michigan Limited Liability Company Act by the filing of Articles of Organization with the Michigan Department of Licensing and Regulatory Affairs (the “Articles of Organization”);

WHEREAS, the Company changed its name to “OneStream Software LLC” effective January 1, 2013, by the filing of a Certificate of Amendment to the Articles of Organization on December 26, 2012;

WHEREAS, the Company was converted to a Delaware limited liability company under the Delaware Act and the Michigan Limited Liability Company Act upon the filing of a Certificate of Conversion with the Michigan Department of Licensing and Regulatory Affairs on February 5, 2019, and the filing of a Certificate of Conversion and a Certificate of Formation with the office of the Secretary of State of the State of Delaware on February 5, 2019;

WHEREAS, immediately prior to the date hereof, the Company was governed by that certain Fifth Amended and Restated Operating Agreement of the Company, dated as of April 5, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with all schedules, exhibits and annexes thereto, the “Prior LLC Agreement”), which the parties listed on Schedule 1 hereto executed in their capacity as members (including pursuant to consents and joinders thereto) prior to the Effective Date (collectively, the “Pre-IPO Members”);

WHEREAS, in connection with the IPO, the Company was a party to a series of reorganization transactions (the “Reorganization”) with the Corporation and various other parties, including, without limitation, the transactions set forth in the Reorganization Agreement;

WHEREAS, in connection with the IPO, the Company, the Corporation and the Pre-IPO Members desire to reclassify the Original Units into Common Units (the “Recapitalization”) as provided herein;

WHEREAS, the Corporation will sell shares of its Class A Common Stock to public investors in the IPO and will use the net proceeds received from the IPO (the “IPO Net Proceeds”) to (i) purchase newly issued Common Units from the Company pursuant to Section 2.1(c) of the Reorganization Agreement and (ii) purchase certain Common Units held by certain of the Members;

WHEREAS, the Corporation may issue additional shares of Class A Common Stock in connection with the IPO as a result of the exercise by the underwriters of their over-allotment option (the “Over-Allotment Option”) and, if the Over-Allotment Option is exercised in whole or in part, any additional net proceeds (the “Over-Allotment Option Net Proceeds”) shall be used by the Corporation to purchase newly issued Common Units from the Company pursuant to Section 2.1(c) of the Reorganization Agreement; and

WHEREAS, in connection with the foregoing matters, the Company and the Members desire to continue the Company without dissolution and amend and restate the Prior LLC Agreement in its entirety as of the Effective Date to reflect, among other things, (a) the Recapitalization and the Reorganization, (b) the admission of the Corporation as a Member and its designation as sole Manager of the Company and (c) the other rights and obligations of the Members as provided and agreed upon in the terms of this Agreement as of the Effective Date, at which time the Prior LLC Agreement shall be superseded entirely by this Agreement and shall be of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Prior LLC Agreement is hereby amended and restated in its entirety and the Company, the Corporation and the other Members, each intending to be legally bound, each hereby agrees as follows:

Article I.
DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a) reduced for any items described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5), and (6); and

(b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, (i) with respect to any Person (other than KKR Related Parties), an “affiliate” of such Person as defined in Rule 405 of the Securities Act, and (ii) with respect to any KKR Related Party, an “affiliate” of such KKR Related Party as defined in Rule 405 of the Securities Act and any investment fund, vehicle, managed account or holding company with respect to which Kohlberg Kravis Roberts & Co. L.P. or an Affiliate thereof serves as the general partner, managing member, discretionary manager or advisor, or in any such similar capacity; provided, however, that notwithstanding the foregoing, no KKR Related Party shall be deemed to be an Affiliate of the Company or any subsidiary or controlled Affiliate of the Company (or vice versa). Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Units, in good faith and not for the purpose of circumventing this Article I, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

“Agreement” has the meaning set forth in the Preamble.

“Assignee” means a Person to whom a Unit has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Distribution Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company, as determined for federal income tax purposes, allocated to such Member for Taxable Years or Fiscal Periods (or portions thereof) commencing on or after the Effective Date, less prior losses of the Company allocated to such Member for Taxable Years or Fiscal Periods (or portions thereof) commencing on or after the Effective Date, to the extent such prior losses are available to reduce such income and have not previously been taken into account in the calculation of Assumed Tax Liability for any prior period, in each case, as determined by the Manager and, for the avoidance of doubt, taking into account any Code Section 704(c) allocations (including “reverse” Section 704(c) allocations) over (ii) the cumulative Tax Distributions made to such Member after the Effective Date pursuant to Sections 4.01(b)(i), 4.01(b)(ii) and 4.01(b)(iii); provided that, in the case of the Corporation, such Assumed Tax Liability (x) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Sections 734(b) or 743(b) of the Code and (y) shall in no event be less than an amount that will enable the Corporation to meet both its tax obligations and its obligations pursuant to the Tax Receivable Agreement for the relevant Taxable Year.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock or Class D Common Stock, as applicable), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Sections 1.704-1(b)(2)(iv)(d) through (g) and (m) and 1.704-1(b)(2)(iv)(s).

“Business Day” means any day other than a Saturday, Sunday or day on which banks located in New York City, New York are authorized or required by Law to close.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III hereof.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the greater of (i) the Redeemed Units Equivalent (subject to the limitations set forth in Section 11.02) and (ii) if the Redemption Notice provides that the Redemption is to be contingent upon the consummation of a transaction with another Person and specifies the amount of cash to be received therein, such amount of cash which the Redeeming Member would be entitled to receive in such transaction.

“Certificate of Formation” means the Certificate of Formation of the Company, as amended and/or restated from time to time.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and excluding the Permitted Transferees) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Corporation;

(b) the stockholders of the Corporation approve a liquidation or dissolution of the Corporation or there is consummated a sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of all or substantially all of the assets of the Company);

(c) there is consummated a merger or consolidation of the Corporation with any other corporation or entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation outstanding immediately prior to such merger or consolidation do not continue to represent, or are not converted into, voting securities representing in the aggregate more than fifty percent (50%) of the voting power of all of the outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(d) the Corporation ceases to be the sole Manager of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, preferred stock and/or any other class or classes of capital stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

“Change of Control Date” has the meaning set forth in Section 10.09(a).

“Change of Control Transaction” means any Change of Control that was approved by the Corporate Board prior to such Change of Control.

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Corporation.

“Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Corporation.

“Class C Common Stock” means the shares of Class C common stock, par value $0.0001 per share, of the Corporation.

“Class D Common Stock” means the shares of Class D common stock, par value $0.0001 per share, of the Corporation.

“Code” means the United States Internal Revenue Code of 1986, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Common Unit” means a Unit designated as a “Common Unit” and having the rights, powers and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Redemption Price” means, with respect to any Redemption, the VWAP for the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the applicable Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on the Stock Exchange or any other securities exchange or automated or electronic quotation system as of any particular Redemption Date, then the Manager (through a Disinterested Majority of the Corporate Board) shall determine the Common Unit Redemption Price in good faith.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 15.02(a).

“Corporate Board” means the board of directors of the Corporation.

“Corporate Incentive Award Plan” means the 2024 Incentive Award Plan of the Corporation, as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its successors and assigns.

“Corresponding Rights” means any rights issued with respect to a share of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock pursuant to a “poison pill” or similar stockholder rights plan approved by the Corporate Board.

“Credit Agreements” means any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or any of its Subsidiaries is or becomes a borrower, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Company or any of its Subsidiaries owes such obligation is not an Affiliate of the Company.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“DGCL” means the General Corporation Law of the State of Delaware, as it may be amended from time to time, and any successor thereto.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Discount” has the meaning set forth in Section 6.06.

“Disinterested Majority” means a majority of the directors of the Corporate Board who are disinterested, as determined by the Corporate Board in accordance with the DGCL and applicable common law, with respect to the matter being considered by the Corporate Board; provided, that to the extent a matter being considered by the Corporate Board is required to be considered by disinterested directors under the rules of the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter. For purposes of any election to be made by the Corporation between a Cash Settlement and a Share Settlement upon a Redemption of Common Units, the Disinterested Majority shall exclude any director who is (i) the beneficial owner of such Common Units; (ii) Affiliated with the beneficial owner of such Common Units; or (iii) serving on the Corporate Board as a nominee of the beneficial owner of such Common Units or its Affiliates.

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with any applicable Credit Agreements (and without otherwise violating any applicable provisions of any applicable Credit Agreements) and applicable Law.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization or any exchange of securities of the Company, in each case, that does not result in the distribution of cash or property (other than securities of the Company) to Members, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.

“Distribution Tax Rate” means a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate (including, if relevant, any corporate-level tax rate applicable to the income of Subchapter S corporations) for a Taxable Year applicable to a corporate taxpayer or an individual taxpayer (including any individual taxpayer earning income through a Subchapter S corporation that is fully taxable in New York, New York or California) (whichever combined rate is highest) that may potentially apply to any Member or any direct or indirect partner or member (that is tax resident in only the United States) of any Member for such Taxable Year, taking into account the character of the relevant items of income or gain (e.g., ordinary or capital), the estimated deductibility of state and local income taxes for U.S. federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the Manager. For the avoidance of doubt, there shall be a single Distribution Tax Rate for all Members.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or the Corporation.

“Equity Securities” means, with respect to any Person, (a) Units or other equity interests in such Person or any Subsidiary of such Person (including, with respect to the Company and its Subsidiaries, other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into any equity interests in such Person or any Subsidiary of such Person, and (c) warrants, options or other rights to purchase or otherwise acquire any equity interests in such Person or any Subsidiary of such Person.

“Event of Withdrawal” means the occurrence of any event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including, without limitation, (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any applicable rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Fair Market Value” of a specific asset of the Company will mean the amount that the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Founder Members” means each Pre-IPO Member and its Permitted Transferees, excluding, for the avoidance of doubt, the Corporation and any of its Subsidiaries.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, county, municipal, district, territory or other political subdivision of (a) or (b) of this definition, including, but not limited to, any county, municipal or other local subdivision of the foregoing, or (d) any agency, arbitrator or arbitral body (public or private), authority, board, body, bureau, commission, court, department, entity, instrumentality, organization (including any public international organization such as the United Nations) or tribunal exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government on behalf of (a), (b) or (c) of this definition.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Indemnification Priority and Information Sharing Agreement” means that certain Second Amended and Restated Indemnification Priority and Information Sharing Agreement, dated as of July 23, 2024, by and among Kohlberg Kravis & Co, L.P., the funds managed by Kohlberg Kravis Roberts & Co. L.P. identified therein, the Corporation and the Company, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Internal Revenue Service” means the U.S. Internal Revenue Service.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“IPO” means the initial underwritten public offering of shares of the Corporation’s Class A Common Stock.

“IPO Common Unit Purchase” has the meaning set forth in Section 3.03(b).

“IPO Net Proceeds” has the meaning set forth in the Recitals.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“KKR” means KKR Dream Holdings LLC, a Delaware limited liability company.

“KKR Related Parties” means KKR and its Affiliates.

“Law” means all laws, statutes, acts, constitutions, treaties, principles of common law, codes, ordinances, rules and regulations of any Governmental Entity.

“Liquidator” has the meaning set forth in Section 14.02.

“LLC Employee” means an employee of, or other service provider (including, without limitation, any management member whether or not treated as an employee for the purposes of U.S. federal income tax) to, the Company or any of its Subsidiaries, in each case acting in such capacity.

“Losses” means items of loss or deduction of the Company determined according to Section 5.01(b).

“M&A Distribution” has the meaning set forth in Section 4.01(c).

“Manager” has the meaning set forth in Section 6.01.

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class

A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Minimum Exchange Requirement” means, with respect to a Member, the lesser of (a) 1,000 Common Units and (b) the total number of Common Units then held by such Member.

“Net Loss” means, with respect to a Taxable Year, the excess, if any, of Losses for such Taxable Year over Profits for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Profit” means, with respect to a Taxable Year, the excess, if any, of Profits for such Taxable Year over Losses for such Taxable Year (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Non-Foreign Person Certificate” has the meaning set forth in Section 11.06(a).

“Officer” has the meaning set forth in Section 6.01(b).

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Units” means the Series A Preferred Units and the Series B Preferred Units (each as defined in Section 2.10(b) of the Prior LLC Agreement) of the Company and the Common Units and Incentive Units (each as defined in Section 2.10(a) of the Prior LLC Agreement) of the Company.

“Other Agreements” has the meaning set forth in Section 10.04.

“Over-Allotment Option” has the meaning set forth in the Recitals.

“Over-Allotment Option Net Proceeds” has the meaning set forth in the Recitals.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing the number of such Member’s Units by the total number of Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the fourth decimal place.

“Permitted Redemption Event” means any of the following events, which has or is occurring, or is otherwise satisfied, as of the Redemption Date:

(a) The Redemption is part of one or more Redemptions by a Member and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) during any 30 calendar day period representing in the aggregate of more than 2% of all outstanding Common Units (excluding any Common Units held by the Corporation, so long as the Corporation is the Manager and owns more than 10% of all outstanding Common Units at any point during the taxable year during which such Redemption or Redemptions occurs or occur determined pursuant to Treasury Regulations Section 1.7704-1(k)(1)),

(b) The Redemption is in connection with a Pubco Offer; provided that any such Redemption pursuant to this clause (b) shall be effective immediately prior to the consummation of the closing of the Pubco Offer (and, for the avoidance of doubt, shall not be effective if such Pubco Offer is not consummated), or

(c) The Redemption is permitted by the Manager, in its sole discretion, in connection with circumstances not otherwise set forth herein, if the Manager determines, after consultation with its outside legal counsel and tax advisor, that the Company would not be treated as a “publicly traded partnership” under Section 7704 of the Code (or any successor or similar provision) as a result of or in connection with such Redemption.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in Section 10.02.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Pre-IPO Members” has the meaning set forth in the Recitals.

“Prior LLC Agreement” has the meaning set forth in the Recitals.

“Private Placement Safe Harbor” means the “private placement” safe harbor set forth in Treasury Regulations Section 1.7704-1(h)(1); provided that whether the Private Placement Safe Harbor shall be treated as satisfied at any time for any purpose under this Agreement shall be determined by the Manager in its sole and absolute discretion.

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means as amongst an individual class of Units, pro rata based upon the number of such Units within such class of Units.

“Profits” means items of income and gain of the Company determined according to Section 5.01(b).

“Pubco Offer” has the meaning set forth in Section 10.09(b).

“Qualifying Offering” means a public or private offering of shares of Class A Common Stock by the Corporation following the date hereof.

“Quarterly Exchange Date” means, either (x) for each fiscal quarter, the first (1st) Business Day occurring after the thirtieth (30th) day after the expiration of the applicable Quarterly Exchange Notice Period or (y) such other date as the Manager shall determine in its sole discretion; provided that such date is at least thirty (30) days after the expiration of the Quarterly Exchange Notice Period.

“Quarterly Exchange Notice Period” means, for each fiscal quarter, the period commencing on the second (2nd) Business Day after the day on which the Company releases its earnings for the prior fiscal period, beginning with the first such date that falls on or after the waiver or expiration of any contractual lock-up period relating to the shares of the Corporation that may be applicable to a Member (or such other date within such quarter as the Manager shall determine in its sole discretion) and ending five (5) Business Days thereafter. Notwithstanding the foregoing, the Manager may change the definition of Quarterly Exchange Notice Period with respect to any Quarterly Exchange Notice Period scheduled to occur in a calendar quarter subsequent to the then-current calendar quarter if (x) the revised definition provides for a Quarterly Exchange Notice Period occurring at least once in each calendar quarter, (y) the first Quarterly Exchange Notice Period pursuant to the revised definition will occur no less than 10 Business Days from the date written notice of such change is sent to each Member (other than the Corporation) and (z) the revised definition, together with the revised Quarterly Exchange Date resulting therefrom, do not materially adversely affect the ability of the Members to exercise their Redemption Rights pursuant to this Agreement.

“Quarterly Tax Distribution” has the meaning set forth in Section 4.01(b)(i).

“Recapitalization” has the meaning set forth in the Recitals.

“Redeemed Units” has the meaning set forth in Section 11.01(a).

“Redeemed Units Equivalent” means the product of (a) the number of Redeemed Units to be redeemed by Cash Settlement, multiplied by (b) the Common Unit Redemption Price.

“Redeeming Member” has the meaning set forth in Section 11.01(a).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(a).

“Redemption Notice” has the meaning set forth in Section 11.01(a).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Corporation, certain of the Members as of the date hereof and certain other Persons whose signatures are affixed thereto (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).

“Regulatory Allocations” has the meaning set forth in Section 5.03(f).

“Reorganization” has the meaning set forth in the Recitals.

“Reorganization Agreement” means that certain Reorganization Agreement, dated as of the date of this Agreement, by and between the Corporation, the Company and the other parties thereto.

“Retraction Notice” has the meaning set forth in Section 11.01(c).

“Revised Partnership Audit Provisions” means Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74, as amended. Unless the context requires otherwise, any reference herein to a specific section of the Revised Partnership Audit Provisions shall be deemed to include any corresponding provisions of future Law as in effect for the relevant taxable period.

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Secondary Offering” has the meaning set forth in Section 11.01(a).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future Law.

“Share Settlement” means a number of shares of Class A Common Stock or, in the event of a Redemption by a Founder Member holding Class C Common Stock, a number of shares of Class D Common Stock (together with any Corresponding Rights), as applicable, equal to the number of Redeemed Units.

“Stock Exchange” means The Nasdaq Stock Market.

“Stock Option Plan” means any stock option plan now or hereafter adopted by the Company or by the Corporation, including the Corporate Incentive Award Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company. For the avoidance of doubt, the “Subsidiaries” of the Company shall include any and all of the Company’s direct and indirect, greater than fifty percent (50%) owned joint ventures.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of the Effective Date, by and among the Corporation and the Company, on the one hand, and the TRA Parties (as such term is defined in the Tax Receivable Agreement) party thereto, on the other hand (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (and, with a correlative meaning, “Transferred” and “Transferring”) means any sale, transfer, assignment, redemption, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member that is not an institutional investor if substantially all of the assets of such Member consist solely of Units.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Underwriting Agreement” means the Underwriting Agreement, dated as of the date hereof, by and among the Corporation, the Company, certain stockholders of the Corporation named therein and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

“Unit” means a limited liability company interest in the Company representing the fractional interest of a Member in Profits, Losses and Distributions of the Company, and otherwise having the rights, powers and obligations specified with respect to “Units” in this Agreement; provided, however, that any class or group of Units issued shall have the relative rights, powers and obligations set forth in this Agreement applicable to such class or group of Units.

“Unvested Corporate Shares” means shares of Class A Common Stock issuable pursuant to awards granted under the Corporate Incentive Award Plan that are not Vested Corporate Shares.

“Value” means (a) for any Stock Option Plan, the Market Price for the Trading Day immediately preceding the date of exercise of a stock option under such Stock Option Plan and (b) for any Equity Plan other than a Stock Option Plan, the Market Price for the Trading Day immediately preceding the Vesting Date.

“Vested Corporate Shares” means the shares of Class A Common Stock issued pursuant to awards granted under the Corporate Incentive Award Plan that are vested pursuant to the terms thereof or any award or similar agreement relating thereto.

“Vesting Date” has the meaning set forth in Section 3.10(c)(ii).

“VWAP” means with respect to shares of Class A Common Stock, the daily per share volume-weighted average price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

Article II.
ORGANIZATIONAL MATTERS

Section 2.01 Organization. The Company is a limited liability company under the Delaware Act.

Section 2.02 Amended and Restated Operating Agreement. The Members hereby execute this Agreement for the purpose of amending, restating and superseding the Prior LLC Agreement in its entirety and otherwise establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Units. The Prior LLC Agreement is hereby superseded and of no further force or effect.

Section 2.03 Name. The name of the Company is “OneStream Software LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04 Purpose; Powers. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. The Company shall have the power and authority to take (directly or indirectly through its Subsidiaries) any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to accomplish the foregoing purpose.

Section 2.05 Principal Office; Registered Office. The principal office of the Company shall be located at such place or places as the Manager may from time to time designate, each of which may be within or outside the State of Delaware. The address of the registered office of the Company in the State of Delaware and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be as set forth in the Certificate of Formation of the Company, as amended and/or restated from time to time. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06 Term. The Company shall continue in perpetuity unless dissolved in accordance with the provisions of Article XIV. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in accordance with the Delaware Act and Section 14.04.

Section 2.07 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.08 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or a Manager.

Article III.
MEMBERS; UNITS; CAPITALIZATION

Section 3.01 Members.

(a) In connection with the Reorganization, among other things, the Corporation is hereby admitted as a Member upon the Effective Date and will acquire Common Units pursuant to Section 2.1(c) of the Reorganization Agreement.

(b) The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the Capital Account of each Member on the Effective Date; (iv) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (v) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Date and after giving effect to the Recapitalization, the IPO Common Unit Purchase and any Common Units to be purchased by the Corporation from the Members with the IPO Net Proceeds is set forth as Schedule 2 to this Agreement. The Schedule of Members may be updated by the Manager without the consent of any Member in the Company’s books and records from time to time, and as so updated, it shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person properly registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act or other applicable Law.

(c) No Member shall be required, except for a deemed Capital Contribution by the Corporation pursuant to Section 3.10(a)(ii) or Section 3.10(c)(ii) or a Capital Contribution by the Corporation pursuant to Section 3.10(a)(i), Section 3.10(b)(iv), or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to (i) loan any money or property to the Company, (ii) borrow any money or property from the Company or (iii) make any additional Capital Contributions.

Section 3.02 Units.

(a) Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. At the Effective Date, the Units will be comprised of a single class of Common Units.

(b) Subject to Section 3.04(a), the Manager, without the vote or consent of any Member or any other Person, may (i) issue additional Common Units at any time in its sole discretion and (ii) create and issue one or more classes or series of Units or preferred Units solely to the extent such new class or series of Units or preferred Units are substantially economically equivalent to a class or series of common or other stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided, that as long as there are any Members (other than the Corporation and its Subsidiaries), unless approved by the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by the Corporation), (A) no such new class or series of Units may deprive such Members of, or dilute or reduce, the allocations and distributions they would have received, and the other rights and benefits to which they would have been entitled, in respect of their Units if such new class or series of Units had not been created and (B) no such new class or series of Units may be issued, in each case, except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the aggregate distributions that would be made in respect of such new class or series of Units if the Company were liquidated immediately after the issuance of such new class or series of Units. When any such other Units or other Equity Securities are issued, the Schedule of Members and this Agreement shall be amended by the Manager without the consent of any other Person to reflect such additional issuances. Notwithstanding the foregoing, to the extent the Company has one hundred (100) or fewer “partners” within the meaning of Treasury Regulations Section 1.7704-1(h)(1), the Company shall use commercially reasonable efforts to restrict issuances of Units in an amount sufficient for the Company to be eligible for the Private Placement Safe Harbor.

(c) Subject to Sections 15.03(b) and Section 15.03(c), the Manager may amend this Agreement, without the consent of any Member or any other Person, in connection with the creation and issuance of such classes or series of Units, pursuant to Sections 3.02(b), 3.04(a) or 3.10.

Section 3.03 Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units.

(a) In order to effect the Recapitalization, the number of Original Units that were issued and outstanding and held by the Pre-IPO Members immediately prior to the Effective Date as set forth opposite the respective Pre-IPO Member’s name in Schedule 1 are hereby reclassified, as of the Effective Date, and after giving effect to such reclassification and the other transactions related to the Recapitalization, into the number of Common Units set forth opposite the name of the respective Pre-IPO Member’s name on the Schedule of Members attached hereto as Schedule 2 (provided, for the avoidance of doubt, that the number of Common Units set forth on Schedule 2 includes the Common Units issued on the Effective Date to the Corporation pursuant to the IPO Common Unit Purchase and reflects any Common Units to be purchased by the Corporation from the Members with a portion of the IPO Net Proceeds on the closing date of the IPO), and such Common Units are hereby issued and outstanding as of the Effective Date and the holders of such Common Units hereby continue as members of the Company (and, for the avoidance of doubt, are Members hereunder) and the Company is hereby continued without dissolution.

(b) Following the Recapitalization, (i) the Company shall issue to the Corporation, and the Corporation will acquire from the Company 15,048,296 newly issued Common Units in exchange for a portion of the IPO Net Proceeds payable to the Company upon consummation of the IPO pursuant to Section 2.1(c) of the Reorganization Agreement (the “IPO Common Unit Purchase”). The IPO Common Unit Purchase and the purchase by the Corporation of Common Units from the Members with a portion of the IPO Net Proceeds on the closing date of the IPO shall be reflected on the Schedule of Members. In addition, to the extent the underwriters in the IPO exercise the Over-Allotment Option in whole or in part, upon the exercise of the Over-Allotment Option, the Corporation will use the Over-Allotment Option Net Proceeds to purchase Common Units from the Company pursuant to Section 2.1(c) of the Reorganization Agreement. For the avoidance of doubt, the Corporation shall be admitted as a Member with respect to all Common Units it holds from time to time.

Section 3.04 Authorization and Issuance of Additional Units.

(a) The Company and the Corporation shall, notwithstanding any other provision of this Agreement, undertake all actions, including, without limitation, an issuance, reclassification, distribution, division, repurchase, redemption, cancellation or recapitalization, with respect to the Common Units, the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, as applicable, to maintain at all times (i) a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the aggregate number of outstanding shares of Class A Common Stock and Class D Common Stock, and (ii) a one-to-one ratio between the number of Common Units owned by Members (other than the Corporation and its Subsidiaries), directly or indirectly, and the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock, in each case disregarding, for purposes of maintaining the one-to-one ratio, (A) Unvested Corporate Shares, (B) treasury stock or (C) preferred stock or other debt or Equity Securities (including any Corresponding Rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company). In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class A Common Stock or Class D Common Stock in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Corporation will equal on a one-for-one basis the aggregate number of outstanding shares of Class A Common Stock and Class D Common Stock. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s capital stock (other than the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock) or preferred stock in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation, directly or indirectly, holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Equity Securities in the Company which (in the good faith determination by the Manager) are in the aggregate substantially economically equivalent to the outstanding capital stock (other than the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock) or preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems Class B Common Stock in a transaction not contemplated in this Agreement, the Manager, the Company and the Corporation shall, notwithstanding any other provision of this Agreement to the contrary, take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of outstanding Common Units owned, directly or indirectly, by the Members (other than the Corporation and its Subsidiaries), directly or indirectly, will equal on a one-for-one basis the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock. The Company, the Manager and the Corporation shall not undertake any subdivision (by any Common Unit split, stock split, Common Unit distribution, stock distribution, reclassification, division, recapitalization or similar event) or combination (by reverse Common Unit split, reverse stock split, reclassification, division, recapitalization or similar event) of the Common Units or the Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as applicable, that is not accompanied by an identical subdivision or combination of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock or Common Units respectively, to maintain at all times (x) a one-to-one ratio between the number of Common Units owned, directly or indirectly, by the Corporation and the number of outstanding shares of Class A Common Stock and Class D Common Stock, and (y) a one-to-one ratio between the number of Common Units owned by Members (other than the Corporation and its Subsidiaries), directly or indirectly, and the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock, in each case, unless such action is necessary to maintain at all times a one-to-one ratio between each of (i) the number of Common Units owned, directly or indirectly, by the Corporation and the aggregate number of outstanding shares of Class A Common Stock and Class D Common Stock, (ii) the number of Common Units owned by Members (other than the Corporation and its Subsidiaries), directly or indirectly, and the aggregate number of outstanding shares of Class B Common Stock and Class C Common Stock, in each case as contemplated by the first sentence of this Section 3.04(a).

(b) The Company shall only be permitted to issue additional Common Units, and/or establish other classes or series of Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes or series of Units or other Equity Securities in the Company at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement solely to the extent necessary in connection with the issuance of additional Common Units, to establish other classes or series of Units or other Equity Securities in the Company, or admission of additional Members under this Section 3.04, in each case without the requirement of any consent or acknowledgement of any other Member or any other Person and notwithstanding anything to the contrary herein, including Section 15.03. Without the prior written consent of the Members holding a majority of the Units then outstanding, at any other time (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it), the Corporation agrees not to form or hold any interest in any Subsidiary other than (X) indirectly through the Company or (Y) a Subsidiary of the Corporation that holds no assets other than, directly or indirectly, Equity Securities of the Company.

Section 3.05 Repurchase or Redemption of Shares of Class A Common Stock or Class D Common Stock; Other Redemptions or Repurchases. If at any time, any shares of Class A Common Stock or Class D Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of Class A Common Stock or Class D Common Stock, to redeem a corresponding number of Common Units held (directly or indirectly) by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock or Class D Common Stock being repurchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock or Class D Common Stock being repurchased or redeemed by the Corporation; provided, if the Corporation uses funds received from distributions from the Company or the net proceeds from an issuance of Class A Common Stock or Class D Common Stock to fund such repurchase or redemption, then the Company shall cancel a corresponding number of Common Units held (directly or indirectly) by the Corporation for no consideration. The Corporation may not redeem, repurchase or otherwise acquire any other Equity Securities of the Corporation unless substantially simultaneously the Company redeems, repurchases or otherwise acquires (and the Company agrees to so redeem, repurchase or otherwise acquire) from the Corporation (and the Corporation agrees to deliver to the Company) an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to distributions (including distributions upon dissolution) and other economic rights as those of such Equity Securities of the Corporation for the same price per security. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Corporation shall make any repurchase, redemption or other acquisition if such repurchase, redemption or other acquisition, or the corresponding repurchase, redemption or other acquisition at the other of the Company or the Corporation, would violate any applicable Law.

Section 3.06 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or any other officer designated by the Manager, representing the number and class or series of Units held by such holder. Such certificate shall, subject to Section 10.03, be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. No Units shall be treated as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless all Units then outstanding are certificated; notwithstanding anything to the contrary herein, including Section 15.03, the Manager is authorized to amend this Agreement in order for the Company to opt-in to the provisions of Article 8 of the Uniform Commercial Code without the consent or approval of any Member or any other Person.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) To the extent Units are certificated, upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07 Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09 Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.10 Corporate Stock Option Plans and Equity Plans.

(a) Options Granted to Persons other than LLC Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to a Person other than an LLC Employee is duly exercised, the following will occur or be deemed to have occurred:

(i)
The Corporation shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to the Corporation by such exercising Person in connection with the exercise of such stock option.
(ii)
Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.10(a)(i), the Corporation shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being issued by the Corporation in connection with the exercise of such stock option.
(iii)
The Corporation shall receive in exchange for such Capital Contributions (as deemed made under Section 3.10(a)(ii)), a number of Common Units equal to the number of shares of Class A Common Stock for which such option was exercised.

(b) Options Granted to LLC Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to an LLC Employee is duly exercised:

(i)
The Corporation shall be deemed to sell to the Optionee, and the Optionee shall be deemed to purchase from the Corporation, for a cash price per share equal to the Value of a share of Class A Common Stock at the time of the exercise, the number of shares of Class A Common Stock equal to the quotient of (x) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (y) the Value of a share of Class A Common Stock at the time of such exercise.
(ii)
The Corporation shall sell to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Corporation shall sell to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall purchase from the Corporation, a number of shares of Class A Common Stock equal to the difference between (x) the number of shares of Class A Common Stock as to which such stock option is being exercised minus (y) the number of shares of Class A Common Stock sold pursuant to Section 3.10(b)(i) hereof. The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option.

(iii)
The Company shall transfer to the Optionee (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such LLC Employee and as additional compensation (and, to the fullest extent permitted by Law, not a distribution) to such LLC Employee, the number of shares of Class A Common Stock described in Section 3.10(b)(ii).
(iv)
The Corporation shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the Corporation in connection with the exercise of such stock option. The Corporation shall receive for such Capital Contribution, a number of Common Units equal to the number of shares of Class A Common Stock for which such option was exercised.

(c) Restricted Stock Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan) any shares of Class A Common Stock are issued to an LLC Employee (including any shares of Class A Common Stock that are subject to forfeiture in the event such LLC Employee terminates his or her employment with the Company or any Subsidiary or that are otherwise subject to vesting or other conditions) in consideration for services performed for the Company or any Subsidiary:

(i)
The Corporation shall issue such number of shares of Class A Common Stock as are to be issued to such LLC Employee in accordance with the Equity Plan;
(ii)
On the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such LLC Employee, the following events will be deemed to have occurred: (1) the Corporation shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such LLC Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Class A Common Stock, (2) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such LLC Employee, (3) the Corporation shall be deemed to have contributed the purchase price for such shares of Class A Common Stock to the Company as a Capital Contribution, and (4) in the case where such LLC Employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary;
(iii)
The Company shall issue to the Corporation on the Vesting Date a number of Common Units equal to the number of shares of Class A Common Stock issued under Section 3.10(c)(i) in consideration for a Capital Contribution that the Corporation is deemed to make to the Company pursuant to clause (3) of Section 3.10(c)(ii) above; and

(iv)
In the event that shares of Class A Common Stock described in this Section 3.10(c) are forfeited after a Vesting Date has occurred, the Common Units issued to the Corporation pursuant to Section 3.10(c)(iii) with respect to such Class A Common Stock shall also be forfeited.

(d) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 3.10 may become necessary or advisable and that any approval or consent to any such amendments requested by the Corporation shall be deemed granted by the Manager and the Members, as applicable, without the requirement of any further consent or acknowledgement of any other Member or any other Person.

(e) Anti-dilution Adjustments. For all purposes of this Section 3.10, the number of shares of Class A Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Stock Option Plan or other Equity Plan and applicable award or grant documentation.

Section 3.11 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

Article IV.
DISTRIBUTIONS

Section 4.01 Distributions.

(a) Distributable Cash; Other Distributions.

(i)
To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts, at such time and on such terms (including the payment dates of such Distributions) as the Manager in its sole discretion shall determine using such record date as the Manager may designate. All Distributions made under this Section 4.01 shall be made to the Members holding Common Units as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 14.02; provided, further, that notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Delaware Act or other applicable law. For purposes of the foregoing sentence, “insolvency” means the inability of the Company to meet its payment obligations when due. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to cause the Company to make Distributions of Distributable Cash to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)).
(ii)
Notwithstanding anything to the contrary in Section 4.01(a)(i), (i) the Company shall not make a distribution (other than Tax Distributions under Section 4.01(b)) to any Member in respect of any Common Units which remain subject to vesting conditions in accordance with any applicable equity plan or individual award agreement and (ii) with respect to any amounts that would otherwise have been distributed to a Member but for the preceding clause (i), such amount shall be held in trust by the Company for the benefit of such Member unless and until such time as such Common Units have vested or been forfeited in accordance with the applicable equity plan or individual award agreement, and within five (5) Business Days of such time, the Company shall distribute such amounts to such Member; provided, that, if any condition to the vesting of such unvested Common Units becomes incapable of being satisfied, then any amounts that have not been distributed with respect to such unvested Common Units may be distributed to all other Members in accordance with Section 4.01(a)(i) as if such distribution were a new distribution pursuant to Section 4.01(a)(i).

(b) Tax Distributions.

(i)
With respect to each Taxable Year, the Company shall, to the extent it has Distributable Cash and is permitted by applicable Law, make cash distributions to each Member in accordance with, and to the extent of, such Member’s Assumed Tax Liability (“Tax Distributions”). Tax Distributions pursuant to this Section 4.01(b)(i) shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Member for such period) on a quarterly basis before each April 15th, June 15th, September 15th and December 15th (or such other dates for which corporations or individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes, whichever is earlier) (each, a “Quarterly Tax Distribution”); provided, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date as the Company determines is necessary to enable the Members to timely make estimated income tax payments. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Taxable Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Taxable Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Taxable Year based on such final accounting shall promptly be distributed to such Member. For the avoidance of doubt, Tax Distributions shall not be treated as an advance on any Distributions.
(ii)
To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) (other than any distributions made pursuant to the second clause of the last sentence of this Section 4.01(b)(ii) in respect of a shortfall or pursuant to the last sentence of Section 4.01(b)(iii) in respect of a shortfall) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with the Members’ respective Percentage Interests (except, for the avoidance of doubt, to the extent a Member’s Tax Distributions are subject to offset pursuant to Section 5.06). If, on the date of a Tax Distribution, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions in accordance with the Members’ Percentage Interests (determined at the time of such shortfalls) as soon as sufficient funds become available to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.
(iii)
In the event of any audit by, or similar event with, a Governmental Entity that affects the calculation of any Member’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Revised Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return or administrative adjustment request, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant Taxable Years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members in accordance with the applicable Members’ and former Members’ Percentage Interests (determined at the time of such shortfalls), except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant Taxable Years sufficient to cover such shortfall.
(iv)
Notwithstanding the foregoing, Tax Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member for the applicable Taxable Year only to the extent all previous Tax Distributions to such Member pursuant to Section 4.01(b) with respect to such Taxable Year are less than the Tax Distributions such Member otherwise would have been entitled to receive with respect to such Taxable Year pursuant to this Section 4.01(b).

(c) Special Distributions to Facilitate Acquisitions. The Manager shall be permitted to cause a distribution, loan or other transfer of cash by the Company or one or more of its Subsidiaries to be made solely to the Corporation (or one of its Subsidiaries, other than the Company and its Subsidiaries) (such distribution, loan or other transfer satisfying the following proviso, an “M&A Distribution”); provided, however, that (i) each such distribution, loan or other transfer is (A) made at or following such time as the Manager reasonably determines that a specific acquisition is reasonably likely to be consummated and (B) used solely to facilitate the consummation of an acquisition by the Corporation or its Subsidiary (other than the Company and its Subsidiaries) within the time reasonably specified therefor by the Manager at the time of such M&A Distribution (with any interest accrued thereon for the benefit of the Company), and (ii) the Corporation or such Subsidiary (other than the Company and its Subsidiaries) (x) contributes (in the case of an M&A Distribution that was a distribution), (y) transfers in repayment of the applicable M&A Distribution that was a loan, or (z) sells solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, or causes to be contributed (in the case of an M&A Distribution that was a distribution), transferred in repayment of the applicable M&A Distribution that was a loan, or sold solely in exchange for the applicable previously made M&A Distribution that was not a distribution or a loan, as soon as practicable thereafter, to the Company or the applicable Subsidiary of the Company the assets directly or indirectly acquired with such distribution, loan or other transfer, as directed by the Manager. If the M&A Distribution is not used solely to facilitate the consummation of an acquisition in accordance with the foregoing clause (i) within the time specified therefor by the Manager, the Corporation (or its Subsidiaries (other than the Company and its Subsidiaries)) will contribute (in the case of an M&A Distribution that was a distribution), transfer in repayment of the applicable M&A Distribution that was a loan, or retransfer (in the case of an M&A Distribution that was not a distribution or a loan) the full amount of such M&A Distribution and any interest accrued thereon to the Company or the applicable Subsidiaries of the Company at or prior to 5:00 pm New York time on the applicable date. During any time period between the time of the M&A Distribution and the contribution, repayment or sale contemplated by the foregoing clause (ii) of the immediately foregoing sentence, the Corporation (or its Subsidiary, as applicable) shall hold such cash, and operate any acquired assets, for the benefit of the Company. The number of Common Units held by the Corporation and its Subsidiaries (other than the Company and its Subsidiaries) in the aggregate shall not change as a result of any M&A Distribution or the re-contribution, repayment or retransfer of such M&A Distribution (together with any interest accrued thereon) or contribution, repayment or sale of any assets directly or indirectly acquired with such M&A Distribution, in each case as described in this Section 4.01(c). For purposes of this Agreement, the amount of any M&A Distribution that has not been repaid to the Company or the applicable Subsidiaries of the Company (including, to the extent an acquisition has been consummated with the proceeds of such M&A Distribution but the assets so acquired have not yet been contributed, repaid or sold to the Company or the applicable Subsidiaries of the Company as required hereby, the value of the assets so acquired) shall be treated as an asset owned by the Company or the applicable Subsidiaries of the Company and not by the Corporation or its Subsidiaries (other than the Company and its Subsidiaries). To the extent that any fees, costs and expenses are incurred in connection with the pursuit of an acquisition described in this Section 4.01(c), such fees, costs and expenses will be subject to the reimbursement provisions in Section 6.06.

(d) Distribution of Class C Common Stock. In connection with the execution and delivery of this Agreement and immediately following the Recapitalization, the Company shall, and the Manager shall cause the Company to, distribute to the Members (other than the Corporation and its Subsidiaries) the Class C Common Stock held by the Company pro rata based on the number of Common Units held by such Members.

Article V.
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (as reasonably determined by the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), and shall, in connection with the execution of this Agreement, the IPO Common Unit Purchase and other transactions taking place in connection therewith, increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company’s property; provided, that if any noncompensatory options are outstanding upon the occurrence of any revaluation of the Company’s property, the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

(b) For purposes of computing the amount of any item of book income, gain, loss or deduction with respect to the Company to be allocated pursuant to Section 5.02 and Section 5.03 and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i)
the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes;
(ii)
if the Book Value of any property of the Company is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;
(iii)
items of income, gain, loss or deduction attributable to the disposition of property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;
(iv)
items of depreciation, amortization and other cost recovery deductions with respect to property of the Company having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and

(v)
to the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02 Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Taxable Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests; provided that the Manager may make such adjustments to the allocations of Net Profits and Net Losses as is reasonably necessary to reflect the economic arrangement among the Members as reflected in this Agreement or to comply with the requirements of Code Section 704 or the Treasury Regulations promulgated thereunder.

Section 5.03 Regulatory Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided for in Section 5.03(b), if there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. If there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, after all other allocations pursuant to Sections 5.02, 5.03, 5.04 and 5.05 have been tentatively made as if this Section 5.03(c) were not in this Agreement, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Losses (or items of Losses) to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

(e) Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j) and (m).

(f) The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Net Profit and Net Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss with respect to the Company shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Net Profit and Net Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Manager may, if it does not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements pursuant to Treasury Regulations Section 1.704-2(f)(4). If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

(g) If any holder of Common Units which are subject to vesting conditions forfeits (or the Company has repurchased at less than fair market value) all or a portion of such holder’s unvested Common Units, the Company shall make forfeiture allocations in respect of such unvested Common Units in the manner and to the extent required by Proposed Treasury Regulations Section 1.704-1(b)(4)(xii) (as such Proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).

Section 5.04 Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Net Profits and Net Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company, which allocations shall be made first out of items described in Section 5.01(b)(ii), among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), upon the transfer of substantially all the

Units (whether by sale or exchange or merger), upon the sale of all or substantially all the assets of the Company, or to the extent necessary in connection with a distribution in respect of a shortfall pursuant to the second clause of the last sentence of Section 4.01(b)(ii) or pursuant to the last sentence of Section 4.01(b)(iii), such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Taxable Year of the event requiring such adjustments or allocations.

Section 5.05 Tax Allocations.

(a) Except as otherwise provided in Section 5.05, the income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts.

(b) Items of taxable income, gain, loss and deduction of the Company with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value using any permissible method selected by the Manager.

(c) If the Book Value of any asset of the Company is adjusted pursuant to Section 5.01(b), including adjustments to the Book Value of any asset of the Company in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using any permissible method selected by the Manager; provided, that the Company shall use the “traditional method” with respect to any “reverse” Code Section 704(c) layer created in connection with the Reorganization, Recapitalization or IPO.

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager; provided, that each year the Manager shall use its reasonable best efforts (using in all instances any proper method permitted under applicable Law, including without limitation the “additional method” described in Treasury Regulations Section 1.752-3(a)(3)) to allocate a sufficient amount of the excess nonrecourse liabilities to those Members who would have at the end of the applicable Taxable Year, but for such allocation, taxable income due to the deemed distribution of money to such Member pursuant to Section 752(b) of the Code that is in excess of such Member’s adjusted tax basis in its Units.

(f) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x). If, pursuant to Section 5.03(f), the Manager causes a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Manager shall make corrective allocations in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(4)(x).

(g) Allocations pursuant to this Section 5.05 are solely for purposes of U.S. federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other items of the Company pursuant to any provision of this Agreement.

Section 5.06 Indemnification and Reimbursement for Payments on Behalf of a Member.

(a) The Company is hereby authorized at all times to make payments with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Manager) to withhold or make payments to any Governmental Entity with respect to any distribution or allocation by the Company of income or gain to such Member and to withhold the same from distributions to such Member. If the Company or any other Person in which the Company holds an interest is obligated to pay (including by way of withholding) any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including U.S. federal income taxes, additions to tax, interest and penalties as a result of obligations of the Company pursuant to the Revised Partnership Audit Provisions, U.S. federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as payroll taxes, withholding taxes, benefits or professional association fees and the like required to be made or made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Member shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Member is otherwise entitled under this Agreement (including Tax Distributions paid or to be paid pursuant to Section 4.01(b)) against such Member’s obligation to indemnify the Company under this Section 5.06. In addition, notwithstanding anything to the contrary contained in this Agreement, each Member agrees that any Cash Settlement such Member is entitled to receive pursuant to Article XI may be offset by an amount equal to such Member’s obligation to indemnify the Company under this Section 5.06 and that such Member shall be treated as receiving the full amount of such Cash Settlement and paying to the Company an amount equal to such obligation. A Member’s obligation to make payments to the Company under this Section 5.06 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the dissolution, liquidation, winding up and termination of the Company. In the event that the Company has been terminated prior to the date such payment is due, such Member shall make such payment to the Manager (or its designee), which shall distribute such funds in accordance with this Agreement. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06 and Section 5.07, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law).

(b) Each Member hereby agrees to furnish to the Company such information and forms (including IRS Form W-9 or IRS Form W-8, as may be applicable) as required or reasonably requested by the Company in order to comply with any Laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled. The Company may withhold any amount that it reasonably determines is required to be withheld from any amount otherwise payable to any Member hereunder in order to comply with applicable Law, and any such withheld amount shall be deemed to have been paid to such Member for all purposes of this Agreement, unless otherwise reimbursed by such Member under this Section 5.06. For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable by the Company or any fiscally transparent entity in which the Company owns an interest that are attributable to income or gain that is (or otherwise would be) passed through to the Members under applicable Law shall be treated as specifically attributable to the Members and shall be allocated among the Members such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Members to whom such amounts are specifically attributable, in each case as reasonably determined by the Manager.

(c) Neither the Company nor the Manager shall be liable for any excess taxes withheld in respect of any distribution or allocation of income or gain to a Member. In the event of an over-withholding, a Member’s sole recourse shall be to apply for a refund from the appropriate taxing authority. The Company shall provide any such Member reasonable assistance (but shall not be required to incur any material unreimbursed expense) in respect of any such application for a refund.

Article VI.
MANAGEMENT

Section 6.01 Authority of Manager; Officer Delegation.

(a) Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole manager of the Company (the Corporation, in such capacity, the “Manager”), (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company and (iii) no Member shall have any right, authority or power to vote, consent or approve any matter, whether under the Delaware Act, this Agreement or otherwise. Without limiting the foregoing and notwithstanding any provision of the Delaware Act to the contrary, Units will have no voting rights or voting power, and each Member or other holder of Units (x) shall have only the right or power to vote on, approve or consent to matters in its capacity as such as expressly provided in this Agreement and (y) expressly acknowledges and agrees it has no additional or different rights or powers to vote on, approve or consent to matters under the Delaware Act. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on members of a limited liability company by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b) Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions of this Agreement (including Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall be limited to such duties as the Manager may, from time to time, delegate to them. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL (including, without limitation, chief executive officer, president, chief financial officer, chief operating officer and secretary), the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager. Any Officer may be removed at any time, with or without cause, by the Manager.

(c) Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, conversion, division, reorganization or other combination of the Company with or into another entity or entities, for the avoidance of doubt, without the prior consent of any Member or any other Person being required.

Section 6.02 Actions of the Manager. All rights, obligations, decisions, determinations, votes or approvals of the Corporation as the Manager under this Agreement (as amended or amended and restated from time to time) or under the Delaware Act shall be exercised by the Corporate Board or its designee.

Section 6.03 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members; provided, however, that any such resignation shall be subject to the appointment of a new Manager in accordance with Section 6.04. Unless otherwise specified in the notice, the resignation shall take effect upon delivery thereof to the Members (subject to the appointment of a new Manager in accordance with Section 6.04), and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager. Notwithstanding anything to the contrary herein, no replacement of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation, its successor or assign (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor or assign, as applicable) as the Manager shall be effective unless the Corporation (or its successor or assign, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against the Corporation (or its successor, as applicable) and the new Manager (as applicable), to cause (a) the Corporation to comply with all of the Corporation’s obligations under this Agreement (in its capacity as a Member) and (b) the new Manager to comply with all of the Manager’s obligations under this Agreement.

Section 6.04 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in voting power of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05 Transactions Between the Company and the Manager. Notwithstanding any duty existing at law or in equity, the Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided, that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are (i) in the ordinary course of the Company's business, (ii) de minimis in nature (it being understood that any transaction or series of related transactions that involves goods, services, property or other consideration valued in excess of $1,000,000 will not be deemed to be de minimis), (iii) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length, (iv) approved by the disinterested Members (other than the Manager in its capacity as a Member) holding a majority of the Percentage Interests of the disinterested Members (other than the Manager in its capacity as a Member) or (v) approved by the Disinterested Majority, and in each case, otherwise are permitted by the Credit Agreements; provided that the foregoing shall in no way limit the Manager’s rights under Sections 3.02, 3.04, 3.05 or 3.10. (A) Any contracts or agreements between or among the Manager or a Member or their respective Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or a Member or their respective Affiliates (other than the Manager and any of the Company’s Subsidiaries), on the other hand, entered into on or prior to the date of this Agreement or that the Board (as defined in the Prior LLC Agreement) of the Company or the Corporate Board has approved in connection with the Recapitalization, the Reorganization or the IPO as of the date of this Agreement, including, but not limited to, the Reorganization Agreement, the IPO Common Unit Purchase, the Tax Receivable Agreement, any transactions, matters or actions disclosed in any SEC disclosure material for the IPO or, from time to time, for the Corporation, and the reorganization agreement related to the Reorganization, and (B) the Indemnification Priority and Information Sharing Agreement, and all documents, agreements, certificates or other instruments contemplated thereby or related thereto, and any amendment and/or amendment and restatement of any of the foregoing, are hereby approved, authorized, confirmed and ratified in all respects notwithstanding any provision of this Agreement.

Section 6.06 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, upon consummation of the IPO, the Manager’s Class A Common Stock will be publicly traded and, therefore, the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of, or that inure to the benefit of, the Company, including, without limitation, all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including, without limitation, public reporting obligations, proxy statements, stockholder meetings, Stock Exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees, offering expenses and indemnification and advancement obligations of the Manager to its officers and directors and to other persons) and maintaining its corporate existence. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any Qualifying Offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such Qualifying Offering), after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”) (i) the Corporation shall be deemed to have contributed to the Company in exchange for newly issued Common Units the full amount for which such shares of Class A Common Stock were sold to the public and (ii) the Company shall be deemed to have paid the Discount as an expense. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) (unless otherwise required by the Code and Treasury Regulations) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. Notwithstanding the foregoing, the Company shall not bear any obligations with respect to income tax of the Manager or any payments made pursuant to the Tax Receivable Agreement other than in a manner that is expressly contemplated under this Agreement.

Section 6.07 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons (who may, but need not be, Officers or employees of the Company) such authority and duties as the Manager may deem advisable, and (b) may assign titles and delegate certain authority and duties to such Persons, which may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

Section 6.08 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or Manager’s officers, directors, employees or other agents (collectively “Manager’s Representatives”) shall be liable to the Company, to any Member that is not the Manager or to any other Person (other than the Manager) bound by this Agreement for any act or omission performed or omitted by the Manager or such Manager's Representative in its capacity as the sole manager of the Company or as an Affiliate, officer, director, employee or agent of the Manager, as applicable, pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or a Manager’s Representative’s intentional fraud, intentional misconduct or knowing violation of Law or for any present or future material breaches of any representations, warranties or covenants by the Manager or any Manager’s Representative contained herein or in the Other Agreements with the Company; provided, further, that the foregoing shall not limit the exculpation of the Manager and the Manager’s Representatives in respect of the performance of its or their duties to the fullest extent permitted by Law. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager and each Manager’s Representative shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, as to matters the Manager or such Manager’s Representative reasonably believes are within such other Person’s professional or expert competence and any act of or failure to act by the Manager or such Manager’s Representative in good faith reliance on such advice shall in no event subject the Manager or any Manager’s Representative to liability to the Company or any Member that is not the Manager or any other Person (other than the Manager) bound by this Agreement.

(b) To the fullest extent permitted by applicable Law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever this Agreement or any other agreement contemplated herein provides that the Manager is permitted to or shall act or make a decisions (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, (ii) in its reasonable discretion or in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles, notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, or (iii) in its “good faith” or under another express standard, the Manager shall act under such express standard and shall not be subject to any other or different standard.

(c) In connection with the performance of its duties as the Manager, except as otherwise set forth herein, the Manager acknowledges that, solely in its capacity as Manager, it will owe to the Company and the Members the same fiduciary duties as it would owe to a Delaware corporation and its stockholders if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation.

Section 6.09 Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Article VII.
RIGHTS AND OBLIGATIONS OF MEMBERS AND MANAGER

Section 7.01 Limitation of Liability and Duties of Members.

(a) Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members or the Manager for liabilities of the Company.

(b) In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Articles IV or XIV shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) To the fullest extent permitted by applicable Law, including Section 18-1101(c) of the Delaware Act, and notwithstanding any other provision of this Agreement (but subject, and without limitation, to Section 6.08 with respect to the Manager in its capacity as such) or in any agreement contemplated herein or applicable provisions of Law or equity or otherwise, the parties hereto hereby agree that to the extent that any Member in its capacity as such (other than, for the avoidance of doubt, the Manager in its capacity as such) (or any Member’s Affiliate or any manager, managing member, partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Unit or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated; provided, however, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement. Any exculpation or indemnification standards contained in this Agreement shall not restore or create, whether in contract or otherwise, any duties otherwise restricted or eliminated by this Agreement.

Section 7.02 Lack of Authority. No Member, other than the Manager or a duly appointed Officer or other agent of the Company, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.

Section 7.03 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any property of the Company, or the right to own or use particular or individual assets of the Company.

Section 7.04 Indemnification.

(a) Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member, Manager, tax matters partner, Partnership Representative, or officer of the Company (other than solely as a result of an ownership interest in the Corporation) or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another Person; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ intentional fraud, intentional misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in Other Agreements with the Company; provided, that the foregoing shall not limit the Company’s ability to provide indemnification to the Manager and its officers in respect of the performance of its or their duties to the fullest extent permitted by Law. Reasonable expenses, including out-of-pocket attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined by the Manager.

The indemnification and advancement of expenses provided for in this Section 7.04 shall be provided out of and to the extent of Company assets only. No Member (unless such Member otherwise agrees in writing or is found in a non-appealable decision by a Governmental Entity of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company hereby acknowledges that one or more of the Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Members and certain of their Affiliates (collectively, the “Member Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such Indemnified Person are primary and any obligation of the Member Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Person are secondary (or tertiary in accordance with the Indemnification Priority and Information Sharing Agreement)), (ii) that it shall be required to advance the full amount of expenses incurred by such Indemnified Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Indemnified Person to the extent legally permitted and as required by this Agreement (or any other agreement between the Company and such Indemnified Person), without regard to any rights such Indemnified Person may have against the Member Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Member Indemnitors from any and all claims against the Member Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Member Indemnitors on behalf of any such Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company shall affect the foregoing and the Member Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. Any applicable Indemnified Person and the Member Indemnitors are intended third-party beneficiaries of this Section 7.04(c) and shall have the right, power and authority to enforce the provisions of this Section 7.04(c) as though they were a party to this Agreement.

(d) If this Section 7.04 or any portion hereof shall be invalidated on any ground by any Governmental Entity of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

(e) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Indemnified Person shall be liable to the Company, to any Member or to any other Person bound by this Agreement for any act or omission performed or omitted by such Indemnified Person; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Indemnified Person’s intentional fraud, intentional misconduct or knowing violation of Law. Notwithstanding the foregoing, the exculpation rights in this Section 7.04(e) shall not apply to the Manager or any Manager’s Representative, whose exculpation rights shall be governed by Section 6.08.

(f) Notwithstanding anything in this Agreement, the Company shall not be obligated to make any indemnification payment or advance any expenses in connection with any proceeding initiated by an Indemnified Person unless the Manager authorized the proceeding prior to its initiation or the Manager otherwise approves such indemnification payment and/or advancement.

(g) The rights to exculpation, indemnification and advancement of expenses conferred by this Agreement on any Person shall continue as to such Person following such Person's cessation as a Person having rights to exculpation, indemnification and advancement of expenses under this Agreement and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(h) If the Company or any of its successors or assigns consolidates with or merges, converts or divides into any other Person and is not the continuing or surviving corporation or entity of such consolidation, merger, conversion or division, then to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of Indemnified Persons as in effect immediately before such transaction, whether such obligations are contained in this Agreement, or elsewhere, as the case may be.

(i) Investor Business Opportunities. The Company, the Manager and each Member hereby renounces, to the fullest extent permitted by the Delaware Act and applicable law, any interest or expectancy of the Company in, or in being offered, an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Manager's Representative who is not an employee of the Company or any of its Subsidiaries, or (ii) any Member (other than the Corporation) or any holder of Units (other than the Corporation), any stockholder of the Corporation or any partner, member, director, manager, stockholder, officer, employee, agent or Affiliate of any Member or of any such holder, other than someone who is an employee of the Corporation, the Company or any of its Subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Manager's Representative (an “Investor Business Opportunity”), and the pursuit or acquisition of any Investor Business Opportunity, direction of such opportunity to another Person or failure to present any Investor Business Opportunity to the Company or any of its Subsidiaries shall not constitute a breach of any duty or of this Agreement. Notwithstanding, and in addition to, the immediately preceding sentence, the Company, the Manager and each Member expressly acknowledge and agree that (A) KKR Dream Holdings LLC, its Affiliates, any current or former limited partner, member or other equityholder of any of its Affiliates, and any Manager's Representative that is a current or former employee, adviser, consultant, partner, member, officer or equity holder of KKR Dream Holdings LLC or any of its Affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company, the Manager or any of their Subsidiaries, including those deemed to be competing with the Company, the Manager or any of their Subsidiaries; and (B) in the event that any of the foregoing Persons acquire knowledge of an Investor Business Opportunity, such Person shall have no duty (contractual or otherwise) to communicate or present such company opportunity to the Company, the Manager or any of their Subsidiaries, as the case may be, and notwithstanding any provision of this Agreement to the contrary, the pursuit or acquisition of any Investor Business Opportunity, direction of such opportunity to another Person or failure to present any Investor Business Opportunity to the Company, the Manager or any of their Subsidiaries shall not constitute a breach of any duty or of this Agreement. To the fullest extent permitted by law, and solely in connection therewith, the Company hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Investor Business Opportunity in accordance with this Section 7.05. Any amendment, repeal or modification of the foregoing provisions of this Section 7.05 shall not adversely affect any right or protection of any director, officer, manager or other agent of the Company existing at the time of such amendment, repeal or modification.

Article VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01 Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager in a fair and reasonable manner, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error or common law fraud.

Section 8.02 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

Section 8.03 Inspection Rights. The Company shall permit each Member and each of its designated representatives, at such Member’s sole cost and expense, to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during normal business hours and upon reasonable notice for any purpose reasonably related to such Member’s interest as a member of the Company; provided, that the Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act.

Article IX.
TAX MATTERS

Section 9.01 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. The Manager shall use reasonable efforts (taking into account applicable extensions of time to file tax returns) to furnish, within one hundred and ninety (190) days of the close of each Taxable Year, to each Member an IRS Schedule K-1 (and any comparable state and local income tax form), either in final form or in estimated form subject to completion, and such other information as is reasonably requested by such Member relating to the Company that is necessary for such Member to comply with its tax reporting obligations. Subject to the terms and conditions of this Agreement and except as otherwise provided in this Agreement, in its capacity as Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Units of its Members.

Section 9.02 Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 8.02, unless otherwise required by Section 706 of the Code. The Manager shall cause the Company and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes to have in effect an election pursuant to Section 754 of the Code (or any similar provisions of applicable state, local or foreign tax Law) for the Taxable Year that includes the Effective Date and each subsequent Taxable Year, and the Manager shall take commercially reasonable efforts to cause each Person in which the Company owns a direct or indirect equity interest (other than a Subsidiary) that is so treated as a partnership to have in effect any such election for such Taxable Years. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03 Tax Controversies. The Manager shall cause the Company to take all necessary actions required by Law to designate the Corporation as the “tax matters partner” of the Company within the meaning of Section 6231 of the Code (as in effect prior to repeal of such section pursuant to the Revised Partnership Audit Provisions) with respect to any Taxable Year beginning on or before December 31, 2017. The Manager shall further cause the Company to take all necessary actions required by Law to designate the Corporation as the “partnership representative” of the Company as provided in Section 6223(a) of the Code with respect to any Taxable Year of the Company beginning after December 31, 2017, and the Corporation is hereby authorized to designate an individual to be the sole individual through which the Corporation, as a “partnership representative,” will act (in such capacities, including in similar capacities under analogous provisions of state or local Law, collectively, the “Partnership Representative”). The Company and the Members shall cooperate fully with each other and shall use reasonable best efforts to cause the Corporation (or its designated individual, as applicable) to become the Partnership Representative with respect to any taxable period of the Company with respect to which the statute of limitations has not yet expired (and causing any tax matters partner, partnership representative or designated individual designated prior to the Effective Time to resign, be revoked or replaced, as applicable), including (as applicable) by filing certifications pursuant to Treasury Regulations Section 301.6231(a)(7)-1(d) and completing IRS Form 8979 or any other form or certificate required pursuant to Treasury Regulations Section 301.6223-1(e)(1). The Partnership Representative shall have the right and obligation to take all actions authorized and required, by the Code and Treasury Regulations (and analogous provisions of state or local Law) for the Partnership Representative and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including any resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Company or the Partnership Representative with respect to the conduct of such proceedings. Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the Partnership Representative shall be entitled to cause the Company (and any of its Subsidiaries) to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other Law), and the Members shall cooperate to the extent reasonably requested by the Company in connection therewith. The Company shall reimburse the Partnership Representative for all reasonable out-of-pocket expenses incurred by the Partnership Representative, including reasonable fees of any professional attorneys, in carrying out its duties as the Partnership Representative. The provisions of this Section 9.03 shall survive the transfer or termination of any Member’s interest in any Units of the Company, the termination of this Agreement and the termination of the Company, and shall remain binding on each Member for the period of time necessary to resolve all tax matters relating to the Company, and shall be subject to the provisions of the Tax Receivable Agreement, as applicable. The Partnership Representative will, within ten (10) days of the receipt of any notice from the Internal Revenue Service or any other taxing authority of any audit, investigation or other proceeding relating to any flow-through income tax matters, mail a copy of such notice to each Member.

Article X.
RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSACTIONS

Section 10.01 Transfers by Members. No holder of Units shall Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Sections 10.02 and 10.09 or (b) approved in advance and in writing by the Manager, in the case of Transfers by any Member other than the Manager, or (c) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04. Notwithstanding the foregoing, “Transfer” shall not include (i) an event that terminates the existence of a Member for income tax purposes (including, without limitation, a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Units of such trust that is a Member) or (ii) any indirect Transfer of Units held by the Manager by virtue of any Transfer of Equity Securities in the Corporation.

Section 10.02 Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any of the following (each, a “Permitted Transfer” and each transferee, a “Permitted Transferee”): (i)(A) a Transfer pursuant to a Redemption or Direct Exchange in accordance with Article XI hereof or that are necessary to comply with Sections 3.04 or 3.05 as determined by the Manager, or (B) a Transfer by a Member to the Corporation or any of its Subsidiaries, or (ii) a Transfer to an Affiliate of such Member; provided, however, that (x) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (y) in the case of the foregoing clause (ii), the Permitted Transferees of the Units so Transferred shall at the time of the Permitted Transfer agree in writing to be bound by the provisions of this Agreement, and prior to such Transfer the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed Permitted Transferee. If a Permitted Transfer pursuant to clause (ii) of the immediately preceding sentence would result in a Change of Control, such Member must provide the Manager with written notice of such proposed Permitted Transfer at least thirty (30) calendar days prior to the consummation of such Permitted Transfer. In the case of a Permitted Transfer of any Common

Units by any Member holding Class B Common Stock to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of shares of Class B Common Stock equal to the number of Common Units that were transferred by such Member in the transaction to such Permitted Transferee. In the case of a Permitted Transfer of any Common Units by any Member holding Class C Common Stock to a Permitted Transferee in accordance with this Section 10.02, such Member shall also transfer a number of shares of Class C Common Stock equal to the number of Common Units that were transferred by such Member in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or if an exemption from such registration is then available with respect to such sale. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SIXTH AMENDED AND RESTATED OPERATING AGREEMENT OF ONESTREAM SOFTWARE LLC, AS IT MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME, AND ONESTREAM SOFTWARE LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY ONESTREAM SOFTWARE LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any Units which cease to be Units in accordance with the definition thereof.

Section 10.04 Transfer. Prior to Transferring any Units (other than in connection with a Redemption or Direct Exchange), the Transferring holder of Units shall cause the prospective Permitted Transferee to be bound by this Agreement and any other agreements executed by the holders of Units and relating to such Units in the aggregate to which the Transferring Member was a party (collectively, the “Other Agreements”) by executing and delivering to the Company counterparts of or joinders to this Agreement and any applicable Other Agreements.

Section 10.05 Assignee’s Rights.

(a) The Transfer of a Unit in accordance with this Agreement shall be effective as of the date of such Transfer (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other items of the Company shall be allocated between the transferor and the transferee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made on or after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the Transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein by which a Member would be bound on account of the Assignee’s Units (including the obligation to make Capital Contributions on account of such Units).

Section 10.06 Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units and shall no longer have any rights or privileges, or, except as set forth Section 5.06, Section 9.03 or in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such Transferring Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units in the Company from any liability of such Member to the Company with respect to such Units that may exist as of the Admission Date or that is otherwise specified in the Delaware Act or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the Other Agreements with the Company or as otherwise expressly set forth in Section 5.06 or Section 9.03 of this Agreement.

Section 10.07 Overriding Provisions.

(a) Any Transfer or attempted Transfer of any Units in violation of this Agreement (including any prohibited indirect Transfers) shall be, to the fullest extent permitted by applicable Law, null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member and shall not have any other rights in or with respect to any rights of a Member of the Company with respect to the applicable Units. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members without the consent or approval of any Member or any other Person to reflect any Permitted Transfer pursuant to this Article X.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i)
result in the violation of the Securities Act, or any other applicable U.S. federal, state or non-U.S. Laws;
(ii)
cause an assignment under the Investment Company Act;
(iii)
be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);
(iv)
cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or any successor provision thereto under the Code; or
(v)
to the extent the Company has one hundred (100) or fewer “partners,” within the meaning of Treasury Regulations Section 1.7704-1(h)(1), cause the number of partners to exceed one hundred (100), determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3); or, if the number of partners exceeds one hundred (100) prior to such transfer, materially increase the possibility of the Company becoming a “publicly traded partnership” within the meaning of Section 7704 of the Code (it being understood that a transfer by a Member whose Percentage Interest prior to such transfer is 10% or greater that increases such excess by 2 or fewer partners shall be deemed not to materially increase such possibility).

(c) Notwithstanding anything contained herein to the contrary, in no event shall any Member that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code Transfer any Units (including, for the avoidance of doubt, in connection with a Redemption or a Direct Exchange), unless such Member and the transferee have delivered to the Company, in respect of the relevant Transfer (or Redemption or Direct Exchange, as applicable), written evidence that all required withholding under Section 1446(f) of the Code will have been done and duly remitted to the applicable Governmental Entity or duly executed certifications (prepared in accordance with the applicable Treasury Regulations or other authorities) of an exemption from such withholding; provided, that the Company shall cooperate in the manner set forth in Section 11.06(a) with any reasonable requests from such Member for certifications or other information from the Company in connection with satisfying this Section 10.07(c) prior to the relevant Transfer (or Redemption or Direct Exchange, as applicable).

Section 10.08 Spousal Consent. In connection with the execution and delivery of this Agreement, any Member who is a natural person will deliver to the Company an executed consent from such Member’s spouse (if any) in the form of Exhibit B-1 attached hereto or a Member’s spouse confirmation of separate property in the form of Exhibit B-2 attached hereto. If, at any time subsequent to the date of this Agreement, such Member becomes legally married (whether in the first instance or to a different spouse), such Member shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit B-1 or Exhibit B-2 attached hereto. Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit B-1 or Exhibit B-2 at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married as of such date.

Section 10.09 Certain Transactions with respect to the Corporation.

(a) In connection with a Change of Control Transaction, the Manager shall have the right, in its sole discretion, to require (y) each Member (other than the Founder Members, the Corporation and its Subsidiaries) to effect a Redemption of all or a portion of such Member’s Units together with an equal number of shares of Class B Common Stock, pursuant to which such Units and such shares of Class B Common Stock will be exchanged for shares of Class A Common Stock (or to the extent being received by or offered to other stockholders of the Corporation economically equivalent cash or securities of a successor entity (or an offer thereof)), provided, however, that in the event of a Change of Control Transaction intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, the Members shall not be required to exchange Units pursuant to this Section 10.09 unless, as a part of such transaction, the Members are permitted to exchange their Units for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of Units (except to the extent that property other than securities is received in such exchange), based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise, and (z) each Founder Member to effect a Redemption of all or a portion of such Member’s Units together with an equal number of shares of Class C Common Stock, pursuant to which such Units and such shares of Class C Common Stock will be exchanged for shares of Class D Common Stock (or to the extent being received by or offered to other stockholders of the Corporation economically equivalent cash or securities of a successor entity (or an offer thereof)), provided, however, that in the event of a Change of Control Transaction intended to qualify as a reorganization within the meaning of Section 368(a) of the Code or as a transfer described in Section 351(a) or Section 721 of the Code, the Founder Members shall not be required to exchange Units pursuant to this Section 10.09 unless, as a part of such transaction, the Founder Members are permitted to exchange their Units for securities in a transaction that is expected to permit such exchange without current recognition of gain or loss, for U.S. and non-U.S. tax purposes, for the direct and indirect holders of Units (except to the extent that property other than securities is received in such exchange), based on a “should” or “will” level opinion from independent tax counsel of recognized standing and expertise, in each case in accordance with the Redemption provisions of Article XI, mutatis mutandis (applied for this purpose as if the Corporation had delivered an Election Notice that specified a Share Settlement with respect to such Redemption) and otherwise in accordance with this Section 10.09(a). Any such Redemption pursuant to this Section 10.09(a) shall be effective immediately prior to the consummation of such Change of Control Transaction (and, for the avoidance of doubt, shall be contingent upon the consummation of such Change of Control

Transaction and shall not be effective if such Change of Control Transaction is not consummated) (the date of such Redemption pursuant to this Section 10.09(a), the “Change of Control Date”). From and after the Change of Control Date, (i) the Units and any shares of Class B Common Stock or Class C Common Stock, as applicable, subject to such Redemption shall be deemed to be transferred to the Company and the Corporation, as applicable, on the Change of Control Date and (ii) each such Member shall cease to have any rights with respect to the Units and any shares of Class B Common Stock or Class C Common Stock, as applicable, subject to such Redemption (other than the right to receive shares of Class A Common Stock or Class D Common Stock, as applicable (or economically equivalent cash or Equity Securities in a successor entity) pursuant to such Redemption). In the event the Manager desires to initiate the provisions of this Section 10.09, the Manager shall provide written notice of an expected Change of Control Transaction to all Members no later than the earlier of (x) five (5) Business Days following the execution of a definitive agreement with respect to such Change of Control Transaction and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control Transaction is to be effected, including in such notice such information as may reasonably describe the Change of Control Transaction, subject to applicable Law, including the date of execution of such definitive agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for shares of Class A Common Stock in the Change of Control Transaction and any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with a Change of Control Transaction (which election shall be available to each Member on the same terms as holders of shares of Class A Common Stock). Following delivery of such notice and on or prior to the Change of Control Date, the Members shall take all actions necessary to effect such Redemption, including taking any action and delivering any document required pursuant to this Section 10.09(a) to effect such Redemption.

(b) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization, or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Manager shall provide written notice of the Pubco Offer to all Members no later than the earlier of (i) five (5) Business Days following the execution of a definitive agreement (if applicable) with respect to, or the commencement of (if applicable), such Pubco Offer and (ii) ten (10) Business Days before the proposed date upon which the Pubco Offer is to be effected, including in such notice such information as may reasonably describe the Pubco Offer, subject to applicable Law, including the date of execution of such definitive agreement (if applicable) or of such commencement (if applicable), the material terms of such Pubco Offer, including the amount and types of consideration to be received by holders of shares of Class A Common Stock in the Pubco Offer, any election with respect to types of consideration that a holder of shares of Class A Common Stock, as applicable, shall be entitled to make in connection with such Pubco Offer, and the number of Units (and the corresponding shares of Class B Common Stock or Class C Common Stock) held by such Member that is applicable to such Pubco Offer. The Members (other than the Corporation and its Subsidiaries) shall be permitted to participate in such Pubco Offer by delivering a written notice of participation that is effective immediately prior to the consummation of such Pubco Offer (and that is contingent upon consummation of such offer and shall not be effective if such Pubco Offer is not consummated), and shall include such information necessary for consummation of such offer as requested by the Corporation. In the case of any Pubco Offer that was initially proposed by the Corporation, the Corporation shall use reasonable best efforts to enable and permit the Members (other than the Corporation and its Subsidiaries) to participate in such transaction to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock, and to enable such Members to participate in such transaction without being required to exchange Units or shares of Class B Common Stock or Class C Common Stock, as applicable, prior to the consummation of such transaction. For the avoidance of doubt, in no event shall the Members be entitled to receive in such Pubco Offer aggregate consideration for each Common Unit that is less or greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

(c) In the event that a transaction or proposed transaction constitutes both a Change of Control Transaction and a Pubco Offer, the provisions of Section 10.09(b) shall take precedence over the provisions of Section 10.09(a) with respect to such transaction, and the provisions of Section 10.09(a) shall be subordinate to provisions of Section 10.09(b), and may only be triggered if the Manager elects to waive the provisions of Section 10.09(b) (and such waiver shall not require the consent of any Member or any other Person).

Article XI.
REDEMPTION AND DIRECT EXCHANGE RIGHTS

Section 11.01 Redemption Right of a Member.

(a) Each Member (other than the Corporation) shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units (excluding, for the avoidance of doubt, any Common Units that are subject to vesting conditions or rights of repurchase or risk of forfeiture, or are subject to Transfer limitations pursuant to this Agreement or any other agreement) in whole or in part (the “Redemption Right”) from time to time following the waiver or expiration of any contractual lock-up period relating to the shares of the Corporation that may be applicable to such Member. A Member desiring to exercise its Redemption Right (each, a “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation, which Redemption Notice may be submitted on any Business Day that is not during a Black-Out Period (if applicable to such Redeeming Member), if (A) the applicable Redemption is in connection with a Permitted Redemption Event or (B) the Company meets the requirements of the Private Placement Safe Harbor (each of (A) and (B), an “Unrestricted Redemption”), or, in any case other than an Unrestricted Redemption, during the Quarterly Exchange Notice Period preceding the desired Redemption Date. The Redemption Notice shall specify the number of Common Units (subject, in the case of a Redemption that is not an Unrestricted Redemption, to the Minimum Exchange Requirement, it being understood that a Member may specify in its Redemption Notice a number of Common Units in excess of the Minimum Exchange Requirement) (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and either (X) with respect to any Unrestricted Redemption, a date not less than three (3) Business Days nor more than ten (10) Business Days after the delivery of such Redemption Notice (unless, and to the extent, that the Manager in its sole discretion agrees in writing to waive such time periods), or (Y) in any other case, the Quarterly Exchange Date, which date in each case shall be the date on which the exercise of the Redemption Right shall be completed (as applicable, the “Redemption Date”); provided, that solely with respect to Unrestricted Redemptions, the Company, the Corporation and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them; provided, further, that the Company and the Corporation shall not be required to comply with a Redemption Notice delivered in connection with a Redemption that is not an Unrestricted Redemption if such Redemption Notice does not comply with the Minimum Exchange Requirement (and such Redemption Notice shall be deemed null and void ab initio and ineffective with respect to the Redemption specified therein); provided, further, that any Redemption that is an Unrestricted Redemption may be conditioned (including as to timing) by the Redeeming Member (in the Redeeming Member’s sole discretion) on (i) the Corporation and/or the Redeeming Member having entered into a valid and binding agreement with a third party for the sale of shares of Class A Common Stock that may be issued in connection with such proposed Redemption (whether in a tender or exchange offer, private sale, public sale or otherwise) and such agreement is subject to customary closing conditions for agreements of this kind and the delivery of the Class A Common Stock by the Corporation or the Redeeming Member, as applicable, to such third party, (ii) the closing of an announced merger, consolidation or other transaction or event in which the shares of Class A Common Stock that may be issued in connection with such proposed Redemption would be exchanged or converted or become exchangeable or convertible into cash or other securities or property and/or (iii) the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption; provided, further, that if the Corporation closes an underwritten distribution of the shares of Class A Common Stock and the Members (other than, or in addition to, the Corporation) were entitled to resell shares of Class A Common Stock in connection therewith (by the exercise by such Members of the Redemption Right in connection with a Share Settlement or otherwise) (a “Secondary Offering”), then, except as provided in the following proviso, the immediately succeeding Quarterly Exchange Date shall be automatically cancelled and of no force or effect (and no Member shall be entitled to exercise its Redemption Right or deliver a Redemption Notice with respect to a Redemption that is not an Unrestricted Redemption in respect of such Quarterly Exchange Date); provided, further, however, that the next Quarterly Exchange Date in the Taxable Year ending December 31, 2024 shall not automatically be cancelled if there have been, in the aggregate, no more than three Quarterly Exchange Dates and Secondary Offerings in such Taxable Year; provided, further that the Company may effect a Redemption if the Manager determines (in its sole and absolute discretion), after consultation with its legal counsel and tax advisors, that such Redemption, together with any other Redemptions that have occurred or are expected to occur, would not be reasonably likely to result in the Company being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code. Notwithstanding anything to the contrary in this Agreement or the Registration Rights Agreement, (a) for so long as the Company does not meet the requirements of the Private Placement Safe Harbor, any such Secondary Offering (other than that pursuant to which all Redemptions are Unrestricted Redemptions) shall only be undertaken if, during the applicable Taxable Year, the total number of Quarterly Exchange Dates and prior Secondary Offerings (other than any pursuant to which all Redemptions are Unrestricted Redemptions) on which Redemptions occur is three (3) or fewer and (b) the Company and the Corporation shall not be deemed to have failed to comply with their respective obligations under the Registration Rights Agreement if a Secondary Offering cannot be undertaken due to the restriction set forth in the preceding clause (a). Subject to Section 11.03 and unless the Redeeming

Member timely has delivered a Retraction Notice as provided in Section 11.01(c) or Section 11.01(e) or has revoked or delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date):

(i)
the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units to the Company, and (y) a number of shares of Class B Common Stock or Class C Common Stock, as the case may be, equal to the number of Redeemed Units to the Corporation to the extent applicable;
(ii)
the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units; and
(iii)
the Corporation shall cancel for no consideration the shares of Class B Common Stock or Class C Common Stock, as the case may be (and the Corporation shall take all actions necessary to retire such shares transferred to the Corporation and such shares shall not be re-issued by the Corporation) upon a transfer of such shares of Class B Common Stock or Class C Common Stock, as the case may be, that were Transferred pursuant to Section 11.01(a)(i)(y) above.

(b) In exercising its Redemption Right, a Redeeming Member shall, to the fullest extent permitted by applicable Law, be entitled to receive the Share Settlement or the Cash Settlement; provided, that the Corporation shall have the option as provided in Section 11.02 and subject to Section 11.01(f) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement in any combination. Within three (3) Business Days of delivery of the Redemption Notice, the Corporation shall give written notice (the “Contribution Notice”) to the Company (with a copy to the Redeeming Member) of its intended settlement method; provided, that if the Corporation does not timely deliver a Contribution Notice, the Corporation shall be deemed to have elected the Share Settlement method (subject to the limitations set forth above). Notwithstanding anything to the contrary in this Agreement, neither the Corporation (acting through the Disinterested Majority) nor the Company shall effectuate a Cash Settlement unless the Corporation (acting through the Disinterested Majority) has authorized and consummated a Qualifying Offering by no later than the Redemption Date for the purpose of satisfying such Cash Settlement. If for any reason the Corporation is unable to complete such Qualifying Offering by the Redemption Date, then the applicable Redeemed Units shall instead be redeemed by Share Settlement, notwithstanding that the Corporation (acting through the Disinterested Majority) may have initially elected a Cash Settlement of such Redeemed Units.

(c) In the event the Corporation elects the Cash Settlement in connection with any portion of a Redemption that is an Unrestricted Redemption, the Redeeming Member may retract its Redemption Notice with respect to such Redemption by giving written notice (the “Retraction Notice”) to the Company (with a copy to the Corporation) within three (3) Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice under this Section 11.01(c) shall terminate all of the Redeeming Member’s, Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the Redemption Notice.

(d) In the event the Corporation elects a Share Settlement in connection with a Redemption that is an Unrestricted Redemption, a Redeeming Member shall be entitled to revoke its Redemption Notice by delivering a Retraction Notice to the Company (with a copy to the Corporation) or delay the consummation of such Redemption by giving written notice to the Company (with a copy to the Corporation), in either case, within three (3) Business Days of delivery of the Contribution Notice (or, if the Corporation does not timely deliver a Contribution Notice, within three (3) Business Days after the delivery period therefor shall have lapsed), if any of the following conditions exists:

(i)
any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;
(ii)
the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Redemption;
(iii)
the Corporation shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Member to have its Class A Common Stock registered at or immediately following the consummation of the Redemption;
(iv)
the Corporation shall have disclosed in good faith to such Redeeming Member any material non-public information concerning the Corporation, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure);
(v)
any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;
(vi)
there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;
(vii)
there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

(viii)
the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, and such failure shall have affected the ability of such Redeeming Member to consummate the resale of Class A Common Stock to be received upon such redemption pursuant to an effective registration statement; or
(ix)
the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period.

If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing).

(e) Subject to the last two sentences of this Section 11.01(e), if, in the case of a Redemption that is not an Unrestricted Redemption, the Common Unit Redemption Price on a date (determined treating such date as Redemption Date) decreases by more than 10% following the delivery of a Redemption Notice by a Redeeming Member, such Redeeming Member may revoke its Redemption Notice by delivering a Retraction Notice to the Company (with a copy to the Corporation) no later than three (3) Business Days prior to the Redemption Date. The timely delivery of a Retraction Notice under this Section 11.01(e) shall terminate all of the Redeeming Member’s, Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the Redemption Notice. A Redeeming Member may only revoke a Redemption under this Section 11.01(e) once in every twelve (12)-month period (and any additional Retraction Notice delivered by a Redeeming Member within such twelve-month period shall be deemed null and void ab initio and ineffective with respect to the revocation of the Redemption specified therein). A Redeeming Member who revokes a Redemption under this Section 11.01(e) may not participate in the Redemption to occur on the next Quarterly Exchange Date immediately following the Quarterly Exchange Date with respect to which the Retraction Notice pertains.

(f) The number of shares of Class A Common Stock or Class D Common Stock, as applicable, or the Redeemed Units Equivalent that a Redeeming Member is entitled to receive under Section 11.01(b) (whether through a Share Settlement or Cash Settlement) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock or Class D Common Stock, as applicable; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date; provided, further, however, that a Redeeming Member shall be entitled to receive any and all Tax Distributions that such Redeeming Member otherwise would have received in respect of income allocated to such Member for the portion of any Fiscal Year irrespective of whether such Tax Distribution(s) are declared or made after the Redemption Date.

(g) In the case of a Share Settlement, in the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock or Class D Common Stock are converted into another security, then in exercising its Redemption Right a Redeeming Member shall be entitled to receive the amount of such security that the Redeeming Member would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date of such reclassification or other similar transaction.

Section 11.02 Election and Contribution of the Corporation. In connection with the exercise of a Redeeming Member’s Redemption Rights under Section 11.01(a), the Corporation shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 11.01(b). The Corporation, at its option, subject to the succeeding sentence and to the limitations set forth in Section 11.01(b), shall determine whether to contribute, pursuant to Section 11.01(b), the Share Settlement or the Cash Settlement. The Corporation’s election to contribute pursuant to the Cash Settlement shall be made by the Disinterested Majority. Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c), (d) or (e), or has delayed a Redemption as provided in Section 11.01(d), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 11.02, and (ii) in the event of a Share Settlement, the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Corporation elects (through the Disinterested Majority) a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any Discounts) from the sale by the Corporation (acting through the Disinterested Majority) of a number of shares of Class A Common Stock pursuant to a Qualified Offering equal to the number of Redeemed Units to be redeemed with such Cash Settlement, which in no event shall exceed the amount paid by the Company to the Redeeming Member as Cash Settlement; provided, that (i) the Discount shall be an expense of the Company as described in Section 6.06 and (ii) for the avoidance of doubt, if the Cash Settlement to which the Redeeming Member is entitled exceeds the amount that is contributed to the Company by the Corporation, the Company shall only be required to pay the Redeeming Member the amount contributed to the Company by the Corporation. If the net proceeds from the Qualifying Offering consummated for the purpose of satisfying such Cash Settlement exceed the amount required to satisfy such Cash Settlement, the Corporation shall retain, contribute or otherwise manage such excess cash in its discretion, consistent with how the Corporation manages any other excess cash it may obtain or receive from time to time. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice. Notwithstanding anything to the contrary in this Agreement, neither the Corporation (acting through the Disinterested Majority) nor the Company shall effectuate a Cash Settlement unless the Corporation (acting through the Disinterested Majority) has authorized and consummated a Qualifying Offering by no later than the Redemption Date for the purpose of satisfying such Cash Settlement. If for any reason the Corporation is unable to complete such Qualifying Offering by the Redemption Date, then the applicable Redeemed Units shall instead be redeemed by Share Settlement, notwithstanding that the Corporation (acting through the Disinterested Majority) may have initially elected a Cash Settlement of such Redeemed Units.

Section 11.03 Direct Exchange Right of the Corporation.

(a) Notwithstanding anything to the contrary in this Article XI (save for the limitations set forth in Section 11.01(b) regarding the Corporation’s option to select the Share Settlement or the Cash Settlement, and without limitation to the rights of the Members under Section 11.01, including the right to revoke a Redemption Notice), the Corporation may, in its sole and absolute discretion (as determined solely by the Disinterested Majority) (subject to the limitations set forth on such discretion in Section 11.01(b)), elect to effect on the Redemption Date the exchange of Redeemed Units for the Share Settlement or the Cash Settlement, as the case may be, through a direct exchange of such Redeemed Units and the Share Settlement or the Cash Settlement, as applicable, between the Redeeming Member and the Corporation (a “Direct Exchange”) (rather than contributing the Share Settlement or the Cash Settlement, as the case may be, to the Company in accordance with Section 11.02 for purposes of the Company redeeming the Redeemed Units from the Redeeming Member in consideration of the Share Settlement or the Cash Settlement, as applicable). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b) The Corporation may, at any time prior to a Redemption Date deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in Section 11.01(b) and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all of the Redeemed Units that would have otherwise been subject to a Redemption.

(c) Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice and as follows:

(i)
the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances (x) the Redeemed Units and (y) a number of shares of Class B Common Stock or Class C Common Stock, as applicable (together with any Corresponding Rights), equal to the number of Redeemed Units, to the extent applicable, in each case, to the Corporation;
(ii)
the Corporation shall (x) pay to the Redeeming Member the Share Settlement or the Cash Settlement, as applicable, (y) cancel and retire for no consideration the shares of Class B Common Stock or Class C Common Stock, as applicable (together with any Corresponding Rights), that were Transferred to the Corporation pursuant to Section 11.03(c)(i)(y) above, and (z) to the extent the Redeeming Member holds certificated Class B Common Stock or Class C Common Stock, issue to the Redeeming Member a certificate for a number of shares of Class B Common Stock or Class C Common Stock, as applicable, equal to the difference (if any) between the number of shares of Class

B Common Stock or Class C Common Stock, as applicable, evidenced by the certificate surrendered by the Redeeming Member and the Redeemed Units; and
(iii)
the Company shall (x) register the Corporation as the owner of the Redeemed Units and (y) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.03(c)(i)(x) and the Redeemed Units, and issue to the Corporation a certificate for the number of Redeemed Units.

Section 11.04 Reservation of Shares of Class A Common Stock and Class D Common Stock; Listing; Certificate of the Corporation. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock and Class D Common Stock, solely for the purpose of issuance upon a Share Settlement in connection with a Redemption or Direct Exchange, such number of shares of Class A Common Stock or Class D Common Stock, as applicable, as shall be issuable upon any such Share Settlement pursuant to a Redemption or Direct Exchange; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Share Settlement pursuant to a Redemption or Direct Exchange by delivery of purchased Class A Common Stock or Class D Common Stock, as applicable (which may or may not be held in the treasury of the Corporation), or by way of Cash Settlement. The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Share Settlement for Class A Common Stock pursuant to a Redemption or Direct Exchange to the extent a registration statement is effective and available with respect to such shares. The Corporation shall use its commercially reasonable efforts to list the Class A Common Stock required to be delivered upon any such Share Settlement pursuant to a Redemption or Direct Exchange prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Share Settlement for Class A Common Stock pursuant to a Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws). The Corporation covenants that all shares of Class A Common Stock or Class D Common Stock, as applicable, issued in connection with a Share Settlement pursuant to a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with any corresponding provisions of the Corporation’s certificate of incorporation (if any).

Section 11.05 Effect of Exercise of Redemption or Direct Exchange. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange by a Member and all rights set forth herein shall continue in effect with respect to the remaining Members and, to the extent the Redeeming Member has any remaining Units following such Redemption or Direct Exchange, the Redeeming Member. No Redemption or Direct Exchange shall relieve a Redeeming Member of any prior breach of this Agreement by such Redeeming Member.

Section 11.06 Tax Treatment.

(a) In connection with any Redemption or Direct Exchange, the Redeeming Member shall, to the extent it is legally entitled to deliver such form, deliver to the Manager or the Company, as applicable, a certificate, dated as of the Redemption Date, in a form reasonably acceptable to the Manager or the Company, as applicable, certifying as to such Redeeming Member’s taxpayer identification number and that such Redeeming Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an IRS Form W-9 if then sufficient for such purposes under applicable Law) (such certificate a “Non-Foreign Person Certificate”). If a Redeeming Member is unable to provide a Non-Foreign Person Certificate in connection with a Redemption or a Direct Exchange, then (i) such Redeeming Member and the Company shall cooperate to provide any other certification or determination described in proposed Treasury Regulations Sections 1.1446(f)-2(b) and 1.1446(f)-2(c) or otherwise permitted under applicable Law at the time of such Redemption or Direct Exchange, and the Manager or the Company, as applicable, shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under in Section 1446(f) of the Code and Treasury Regulations thereunder after taking into account the certificate or other determination provided pursuant this sentence and (ii) upon request and to the extent permitted under applicable Law, the Company shall deliver a certificate pursuant to Treasury Regulations Section 1.1445-11T(d)(2) certifying that fifty percent (50%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” (as used in Treasury Regulations Section 1.1445-11T), and that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of “U.S. real property interests” plus “cash or cash equivalents” (as used in Treasury Regulations Section 1.1445-11T); provided, that if the other certification described in clause (i) of this sentence is not available, or the Company is not legally entitled to provide the certificate described in clause (ii), the Corporation shall be permitted to withhold on the amount realized by such Redeeming Member in respect of such Redemption or Direct Exchange to the extent required under Section 1445 of the Code and applicable Treasury Regulations.

(b) Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange of a Share Settlement or a Cash Settlement, as applicable, on the one hand, and the Redeemed Units, on the other hand, between the Corporation and the Redeeming Member for U.S. federal and applicable state and local income tax purposes.

Article XII.
ADMISSION OF MEMBERS

Section 12.01 Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Unit hereunder, the Permitted Transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.

Section 12.02 Additional Members. Subject to the provisions of Article X hereof, any Person that is not a Member as of the Effective Date may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) duly executed Joinder and counterparts to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as may reasonably be requested by the Manager). Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.

Article XIII.
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01 Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.06 or redemptions pursuant to Section 3.05 or Article XI and the Manager’s right to resign pursuant to Section 6.03, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer or a redemption of all of a Member's Units, in each case as permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

Article XIV.
DISSOLUTION AND LIQUIDATION

Section 14.01 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted resignation, removal, dissolution, bankruptcy or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the decision of the Manager together with the written approval of the Members holding at least 80% of the Units then outstanding to dissolve the Company (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it);

(b) a dissolution of the Company under Section 18-801(a)(4) of the Delaware Act, unless the Company is continued without dissolution pursuant thereto; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not in and of itself cause a dissolution of the Company and the Company shall, to the fullest extent permitted by Law, continue in existence without dissolution subject to the terms and conditions of this Agreement.

Section 14.02 Winding Up. Subject to Section 14.05, on dissolution of the Company, the Manager shall act as liquidating trustee or may appoint one or more Persons as liquidating trustee (each such Person, a “Liquidator”). The Liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of winding up the Company shall be borne as an expense of the Company. Until final distribution, the Liquidators shall, to the fullest extent permitted by applicable Law, continue to operate the properties of the Company with all of the power and authority of the Manager. The steps to be accomplished by the Liquidators are as follows:

(a) as promptly as possible after dissolution and again after the last sale of Company property, the Liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) Liquidators shall pay, satisfy or discharge from the Company’s funds, or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent, conditional and unmatured liabilities in such amount and for such term as the Liquidators may reasonably determine) the following: first, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members, including all expenses incurred in connection with the liquidation and winding up of the Company; and second, all of the debts, liabilities and obligations of the Company owed to the Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and

(c) following satisfaction of the Company’s debts, liabilities and obligations pursuant to the foregoing Section 14.02(b), all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.01(a)(i).

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below shall constitute a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all of the Company’s property and shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the Liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the Liquidators may, in their sole discretion and to the fullest extent permitted by applicable Law, defer for a reasonable time the liquidation of any assets except those necessary to satisfy the

Company’s liabilities (other than loans to the Company by any Member(s)) and reserves. Subject to the order of priorities set forth in Section 14.02, the Liquidators may, with the written approval of the Members holding a majority of the Units then outstanding, at any other time (excluding for purposes of such calculation the Corporation and all Units held directly or indirectly by it), distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining assets in-kind of the Company in accordance with the provisions of Section 14.02(c), (b) as tenants in common and in accordance with the provisions of Section 14.02(c), undivided interests in all or any portion of such assets of the Company or (c) a combination of the foregoing. Any such Distributions in-kind shall be subject to (y) such conditions relating to the disposition and management of such assets as the Liquidators deem reasonable and equitable and (z) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any assets of the Company distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The Liquidators shall determine the Fair Market Value of any property distributed.

Section 14.04 Cancellation of Certificate. On completion of the winding up of the Company as provided herein, the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation of the Certificate of Formation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that should be canceled and take such other actions as may be necessary to terminate the existence of the Company. The Company shall continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06 Return of Capital. The Liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from assets of the Company).

Article XV.
GENERAL PROVISIONS

Section 15.01 Power of Attorney.

(a) Each Member hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution and re-substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i)
execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (C) all instruments relating to the admission, substitution or resignation of any Member pursuant to Article XII or XIII; and sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder.

(b) The foregoing power of attorney coupled with an interest and, to the fullest extent permitted by Law, is irrevocable, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Units and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 15.02 Confidentiality.

(a) Each of the Members (other than the Corporation) agrees to hold the Company’s Confidential Information in confidence and may not disclose or use such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes all information concerning the Corporation, the Company or their Subsidiaries, in whatever form, whether written, electronic or oral, including, but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Corporation’s and/or the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which either the Corporation or the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Corporation’s and/or Company’s business. With respect to each Member, Confidential Information does not include information or material that: (a) is, or becomes, generally available to the public other than as a direct or indirect result of a disclosure by such Member or its Affiliates or representatives; (b) is, or becomes, available to such Member from a source other than the Corporation, the Company or their representatives, provided that such source is not, and was not, known to such Member to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, the Corporation, the Company or any of their Affiliates or representatives; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation, or any other officer designated by the Manager; (d) is or becomes independently developed by such Member or its respective representatives without use of or reference to the Confidential Information; or (e) that is shared or used in accordance with the Indemnification Priority and Information Sharing Agreement.

(b) Solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, any Other Agreement or any other agreement to which such Member is party with the Corporation, the Company or any of its Subsidiaries, each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, members, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such Member is required to keep the Confidential Information confidential; provided, that such Member shall remain liable with respect to any breach of this Section 15.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents (as if such Persons were party to this Agreement for purposes of this Section 15.02).

(c) Notwithstanding Section 15.02(a) or Section 15.02(b), each of the Members may disclose Confidential Information (i) to the extent that such Member is required by Law (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information or to regulatory authorities requesting information from such Member, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders (each of whom are bound by customary confidentiality obligations) the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards, or (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Units held by such Member, or a prospective merger partner of such Member (provided, that (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 15.02 by any such Persons (as if such Persons were party to this Agreement for purposes of this Section 15.02)). Notwithstanding any of the foregoing, nothing in this Section 15.02 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.

Section 15.03 Amendments. Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the prior written consent of the Manager, together with the prior written consent of the holders of a majority of the Units then outstanding (excluding all Units held directly or indirectly by the Corporation). Notwithstanding the foregoing, no amendment or modification:

(a) to this Section 15.03 that would adversely affect any Member disproportionately from the other Members may be made without the prior written consent of such affected Member;

(b) to any of the terms and conditions of this Agreement, which terms and conditions expressly require the approval or action of certain Persons (including for the avoidance of doubt, provisions that require the approval of or action through the Disinterested Majority), may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter; and

(c) to any of the terms and conditions of this Agreement which would (A) reduce the amounts distributable to a Member pursuant to Articles IV and XIV in a manner that is not pro rata with respect to all Members, (B) increase the liabilities of such Member hereunder, (C) otherwise adversely affect in any material respect a holder of Units in a manner materially disproportionate to any other holder of Units (other than amendments, modifications and waivers necessary to implement the provisions of Article XII) or (D) adversely affect in any material respect the rights of any Member under Article XI, shall be effective against such affected Member or holder of Units, as the case may be, without the prior written consent of such Member or holder of Units, as the case may be.

Notwithstanding any of the foregoing, the Manager may make any amendment to this Agreement (i) of an administrative nature that is necessary in order to implement the substantive provisions hereof, without the consent of any Member or any other Person; provided, that any such amendment does not adversely change the rights of the Members hereunder in any respect, or (ii) to reflect any changes to the Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock or the issuance of any other capital stock of the Corporation without the consent of any other Member or any other Person. The Manager shall deliver a copy of any amendment or modification to this Agreement that does not receive the consent of all Members promptly (but in any event within 30 days) after the effectiveness thereof to all Members that did not consent to such amendment or modification.

Section 15.04 Title to Company Assets. Company assets shall be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All assets of the Company shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 15.05 Addresses and Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of an electronic transmission (receipt confirmation requested), and shall be directed to the address set forth, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the Company or the sending party.

To the Company:

OneStream Software LLC

362 South Street

Rochester, MI 48307

Attention:

Email:

with a copy (which copy shall not constitute notice) to:

Wilson, Sonsini, Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attn: Allison B. Spinner; Michael Nordtvedt

E-mail:

To the Corporation:

OneStream, Inc.

362 South Street

Rochester, MI 48307

Attn:

E-mail:

with a copy (which copy shall not constitute notice) to:

Wilson, Sonsini, Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attn: Allison B. Spinner; Michael Nordtvedt

E-mail:

To the Members, as set forth on Schedule 2.

Section 15.06 Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.07 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company (other than Indemnified Persons) or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property of the Company other than as a secured creditor.

Section 15.08 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.09 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 15.10 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any suit, dispute, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be heard in the state or federal courts of the State of Delaware, and the parties hereby consent to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE SERVED ON

ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT) AND SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE. WITHOUT LIMITING THE FOREGOING, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS REFERRED TO IN SECTION 15.05 (INCLUDING BY PREPAID CERTIFIED MAIL WITH A VALIDATED PROOF OF MAILING RECEIPT), TOGETHER WITH WRITTEN NOTICE OF SUCH SERVICE TO SUCH PARTY, SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING.

Section 15.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalid, illegal or unenforceable provision shall be replaced with a valid, legal and enforceable provision for such jurisdiction that as closely as possible reflects the parties’ intent with respect thereto, or if not possible, this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 15.12 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.13 Execution and Delivery by Electronic Signature and Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby or entered into by the Company in accordance herewith, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic signature and/or electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic signature or electronic transmission to execute and/or deliver a document or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 15.14 Right of Offset. Whenever the Company or the Corporation is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company or the Corporation which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 15.14.

Section 15.15 Entire Agreement. This Agreement, those documents expressly referred to herein (including the Reorganization Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and the Indemnification Priority and Information Sharing Agreement), any indemnity agreements entered into in connection with the limited liability company agreement governing the Company prior to the Effective Date with any member of the board of directors, board of managers or other management body at that time and other documents that are executed, adopted or become effective in connection with the IPO or the Reorganization embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the Prior LLC Agreement is superseded in its entirety by this Agreement as of the Effective Date and shall be of no further force and effect thereafter, except to the extent reference thereto is contemplated in this Agreement, and only for such limited purposes as stated herein.

Section 15.16 Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 15.17 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Each of the parties hereto agrees that they have been represented by independent counsel of its own choice during the negotiation and execution of this Agreement and the parties hereto and their counsel have participated jointly in the negotiation and drafting of this Agreement. To the fullest extent permitted by Law, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 15.18 Approval of Agreement. By signing below, each of the signatories to this Agreement (a) approves, ratifies and authorizes the adoption of this Agreement, the Reorganization, the Recapitalization and agrees that the adoption of this Agreement, the Reorganization and the Recapitalization are permitted, ratified and approved notwithstanding any provision of the Prior LLC Agreement and that the Prior LLC Agreement is amended and restated to read in its entirety as set forth in this Agreement, (b) approves, authorizes, ratifies and consents to the issuance of (i) Class A Common Stock by the Corporation in the IPO, (ii) Class C Common Stock by the Corporation to the Company and the Distribution thereof by the Company pursuant to this Agreement and (iii) Common Units to the Corporation pursuant to the Reorganization Agreement and (c) waives any rights of participation arising under Article XI of the Prior LLC Agreement with respect to the issuance of any of the foregoing.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Sixth Amended and Restated Operating Agreement as of the date first written above.

COMPANY:

ONESTREAM SOFTWARE LLC

By:	/s/ Bill Koefoed
Name: Bill Koefoed
Title: Chief Financial Officer

MANAGER:

ONESTREAM, INC.

By:	/s/ Bill Koefoed
Name: Bill Koefoed
Title: Chief Financial Officer

MEMBERS:

OLIVIER DE GAETANO

By:	/s/ Olivier de Gaetano

MIDWEST FISH HOLDINGS LLC

By:	/s/ Abram Gordon
Name: Abram Gordon
Title: Manager

MAERTSENO HOLDINGS LLC

By:	/s/ Anthony Cracchiolo
Name: Anthony Cracchiolo
Title: Assistant Secretary

DATASENSE HOLDINGS LLC.

By:	/s/ Jack Lucci
Name: Jack Lucci
Title: Member

[Signature Page to Sixth Amended and Restated Operating Agreement]

TIDEMARK EXECUTIVE FUND I LP

By:	Tidemark I GP LP, its General Partner

By:	Tidemark Capital LLC, its General Partner

By:	/s/ David Yuan
Name: David Yuan
Title: Managing Member

TIDEMARK FUND I LP

By:	Tidemark I GP LP, its General Partner

By:	Tidemark Capital LLC, its General Partner

By:	/s/ David Yuan
Name: David Yuan
Title: Managing Member

FARMCO

By:	Farmers and Merchants Trust Company of Long Beach

By:	/s/ Alexandra Chamber
Name: Alexandra Chamber
Title: Principal Officer

IGSB AVATAR P I, LLC

By:	/s/ Timothy K. Bliss
Name: Timothy K. Bliss
Title: Manager

LA CENTRA-SUMERLIN FOUNDATION

By:	/s/ Abby Honikman
Name: Abby Honikman
Title: Secretary

[Signature Page to Sixth Amended and Restated Operating Agreement]

KKR DREAM HOLDINGS LLC

By:	KKR Dream Aggregator, L.P., its sole member

By:	KKR Dream Aggregator GP, LLC, its general partner

By:	/s/ David Welsh
Name: David Welsh
Title: Authorized Signatory

GROWTH EQUITY OPPORTUNITY FUND LP

By:	Goldman Sachs & Co. LLC, its Investment Manager

By:	/s/ Jason Kreuziger
Name: Jason Kreuziger
Title: Authorized Signatory

BROAD STREET PRINCIPAL INVESTMENTS, LLC

By:	/s/ Jason Kreuziger
Name: Jason Kreuziger
Title: Vice President

STONEBRIDGE 2019, LP

By:	Bridge Street Opportunities Advisors, L.L.C.

By:	/s/ Jason Kreuziger
Name: Jason Kreuziger
Title: Vice President

FIRE JACK CONSULTING, LLC

By:	/s/ Anthony Dimitrie
Name: Anthony Dimitrie
Title: President

[Signature Page to Sixth Amended and Restated Operating Agreement]

ONE STREAM INTERESTS LLC.

By:	/s/ Mark Reed
Name: Mark Reed
Title: RVP Sales

GERMAINE, MT LLC

By:	/s/ Micheal Germaine
Name: Micheal Germaine
Title: Managing Member

CAITRYAN LLC

By:	/s/ Ken Hohenstein
Name: Ken Hohenstein
Title: Chief Revenue Officer

JOHN E. KINZER TRUST

By:	/s/ John Kinzer
Name: John Kinzer
Title: Trustee

MICHAEL BURKLAND

By:	/s/ Michael Burkland

FUGERE HOLDING LLC

By:	/s/ Peter Fugere
Name: Peter Fugere
Title: Chief Solutions Officer

IRONSTREAM, LLC

By:	/s/ Steve Mebius
Name: Steve Mebius
Title: Sole Member

[Signature Page to Sixth Amended and Restated Operating Agreement]

FALKEN PEAK MANAGEMENT, LLC

By:	/s/ Ricardo Rasche
Name: Ricardo Rasche
Title: Managing Member

CALLAWOODY LLC

By:	/s/ Jim Campbell
Name: Jim Campbell
Title: Owner

A CIABURRO SERVICES LLC

By:	/s/ Anthony Ciaburro
Name: Anthony Ciaburro
Title: Vice President

B LOVELACE SERVICES, LLC

By:	/s/ Bill Lovelace
Name: Bill Lovelace
Title: Global Vice President – Solution Consulting

SHADY OAKS ENTERPRISES LLC.

By:	/s/ Matthew Dellenger
Name: Matthew Dellenger
Title: President

CKOA LLC

By:	/s/ Chad Hart
Name: Chard Hart
Title: CEO

BLAZING ELK MANAGEMENT I, INC.

By:	/s/ William Koefoed
Name: William Koefoed
Title: Trustee

[Signature Page to Sixth Amended and Restated Operating Agreement]

BLAZING ELK MANAGEMENT II, INC.

By:	/s/ William Koefoed
Name: William Koefoed
Title: Trustee

KARA WILSON

By:	/s/ Kara Wilson

JONATHAN MARINER

By:	/s/ Jonathan Mariner

JONATHAN D MARINER REVOCABLE TRUST

By:	/s/ Jonathan Mariner
Name: Jonathan Mariner
Title: Trustee

TSICU Corp.

By:	/s/ Tom Shea
Name: Tom Shea
Title: CEO

JDICU Corp.

By:	/s/ Jeffrey DeGrieck
Name: Jeffrey DeGrieck
Title: Member

CCICU Corp.

By:	/s/ Craig Colby
Name: Craig Colby
Title: President

POWERS OS HOLDINGS, INC.

By:	/s/ Bob Powers
Name: Bob Powers
Title: Authorized Signatory

[Signature Page to Sixth Amended and Restated Operating Agreement]

CALLAWOODY II, LLC

By:	/s/ Jim Campbell
Name: Jim Campbell
Title: Authorized Signatory

[Signature Page to Sixth Amended and Restated Operating Agreement]

SCHEDULE 1

SCHEDULE OF PRE-IPO MEMBERS

Name	Common (CU)	Incentive Common (ICU)	Series A Preferred (PA)	Series B Preferred Unit (PB)	Outstanding Units
A CIABURRO Services LLC
B Lovelace Services, LLC
Blazing Elk Management I, Inc.
Blazing Elk Management II, Inc.
Broad Street Principal Investments, L.L.C.
CaitRyan LLC
Callawoody II, Inc.
Callawoody LLC
CCICU Corp.
CKOA LLC
DataSense Holdings LLC
Falken Peak Management, LLC
FARMCO
Fire Jack Consulting, LLC
Fugere Holding LLC
Germaine, MT LLC
Growth Equity Opportunity Fund LP

IGSB Avatar P I, LLC
IronStream, LLC
JDICU Corp.
John E. Kinzer Trust
Jonathan D Mariner Revocable Trust
Jonathan Mariner
Kara Wilson
KKR Dream Aggregator L.P.
La Centra-Sumerlin Foundation
Maertseno Holdings LLC
Mariner Family Equity Trust
Michael Burkland
Midwest Fish Holdings LLC
Olivier de Gaetano
ONE STREAM INTERESTS LLC
Powers OS Holdings, Inc.
Shady Oaks Enterprises LLC
StoneBridge 2019, L.P.
Tidemark Fund I LP
Tidemark Executive Fund I LP
TSICU Corp.

SCHEDULE 2*

SCHEDULE OF MEMBERS

Name	Common Units	Contact Information for Notice
OneStream, Inc.
A CIABURRO Services LLC
B Lovelace Services, LLC
Blazing Elk Management I, Inc.
Blazing Elk Management II, Inc.
Broad Street Principal Investments, L.L.C.
CaitRyan LLC
Callawoody II, Inc.
Callawoody LLC
CCICU Corp.
CKOA LLC
DataSense Holdings LLC
Falken Peak Management, LLC
FARMCO
Fire Jack Consulting, LLC
Fugere Holding LLC
Germaine, MT LLC
Growth Equity Opportunity Fund LP
IGSB Avatar P I, LLC
IronStream, LLC

JDICU Corp.
John E. Kinzer Trust
Jonathan Mariner
Jonathan D. Mariner Revocable Trust
Kara Wilson
KKR Dream Aggregator L.P.
La Centra-Sumerlin Foundation
Maertseno Holdings LLC
Michael Burkland
Midwest Fish Holdings LLC
Olivier de Gaetano
ONE STREAM INTERESTS LLC
Powers OS Holdings, Inc.
Shady Oaks Enterprises LLC
StoneBridge 2019, L.P.
Tidemark Executive Fund I LP
Tidemark Fund I LP
TSICU Corp.
A CIABURRO Services LLC
B Lovelace Services, LLC
Total Units Outstanding

* This Schedule of Members shall be updated from time to time in accordance with this Agreement, including to reflect any adjustment with respect to any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, or to reflect any additional issuances of Units pursuant to this Agreement.

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Sixth Amended and Restated Operating Agreement of OneStream Software LLC, a Delaware limited liability company (the “Company”), dated as of July 23, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among the Company, OneStream, Inc., a Delaware corporation and the sole manager of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.
Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof. The undersigned hereby acknowledges, agrees and confirms that it has received a copy of the LLC Agreement and has reviewed the same and understands its contents.
2.
Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.
3.
Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

Form of Joinder Agreement

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

ONESTREAM SOFTWARE LLC

By:	ONESTREAM, INC., its Manager

By:
Name:
Title:

Form of Joinder Agreement

Exhibit B-1

FORM OF AGREEMENT AND CONSENT OF SPOUSE

The undersigned spouse of _____________________________ (the “Member”), a party to that certain Sixth Amended and Restated Operating Agreement of OneStream Software LLC, a Delaware limited liability company (the “Company”), dated as of July 23, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among the Company, OneStream, Inc., a Delaware corporation and the sole manager of the Company, and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledges on his or her own behalf that:

I have read the Agreement and understand its contents. I acknowledge and understand that under the Agreement, any interest I may have, community property or otherwise, in the Units owned by the Member is subject to the terms of the Agreement, which include certain restrictions on Transfer.

I hereby consent to and approve the Agreement. I agree that said Units and any interest I may have, community property or otherwise, in such Units are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on said Units or any interest I may have, community property or otherwise, in said Units.

I hereby acknowledge that the meaning and legal consequences of the Agreement have been explained fully to me and are understood by me, and that I am signing this Agreement and consent without any duress and of free will.

Dated:

[NAME OF SPOUSE]

By:
Name:

Form of Spouse’s Confirmation of Separate Property

Exhibit B-2

FORM OF SPOUSE’S CONFIRMATION OF SEPARATE PROPERTY

I, the undersigned, the spouse of _____________________________ (the “Member”), who is a party to that certain Sixth Amended and Restated Operating Agreement of OneStream Software LLC, a Delaware limited liability company (the “Company”), dated as of July 23, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among the Company, OneStream, Inc., a Delaware corporation and the sole manager of the Company, and each of the Members from time to time party thereto (capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Agreement), acknowledge and confirm that the Units owned by said Member are the sole and separate property of said Member, and I hereby disclaim any interest in same.

I hereby acknowledge that the meaning and legal consequences of this Member’s spouse’s confirmation of separate property have been fully explained to me and are understood by me, and that I am signing this Member’s spouse’s confirmation of separate property without any duress and of free will.

Dated:

[NAME OF SPOUSE]

By:
Name:

Form of Spouse’s Confirmation of Separate Property